[EXHIBIT 10.1.24]

[LOGO]

CELEBRATION



January 25, 2005

Jane Carolan
Sales & Marketing Coordinator A V Pictures, Ltd Caparo House l03 Baker Street 2nd Floor
London Wl U 6LN

Dear Jane,

Enclosed please find two executed copies of the Short Form Sales Agency Agreement for your counter execution. As modification thereof and as an inclusion thereto A V Pictures Ltd. and Celebration International Pictures Ltd hereby agree that the figures in Schedule 1 of the Agreement shall be adjusted upward by mutual agreement should Celebration secure a Studio release of "The Aryan Couple". This letter shall be attached to the Agreement becoming a part of the whole thereof.

John Daly, Chairman

Agreed to and accepted on behalf of A V Pictures Ltd this___day of January 2005,

___________________________
Victor Bateman

Its:_______________________











          Celebration International Pictures (BVI) Ltd
                          c/o F.A.M.E.
                 5670 Wilshire Blvd., Suite 1690
                      Los Angeles, CA 90036
                Ph: 323.904.5200 Fx: 323.904.5201


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SHORT-FORM SALES AGENCY AGREEMENT
---------------------------------

AGREEMENT dated as of 25th January 2005 between CELEBRATION
INTERNATIONAL PICTURES (BVIJ LIMITED, C/O Film And Music
Entertainment of 5670 Wilshire Boulevard, Suite 1690, Los
Angeles, CA 90036, ("Producer") and AV PICTURES LIMITED of Caparo
House, 2nd Floor, 103 Baker Street, London W1U 6LN ("AV Pics").

(1) Producer owns or controls all rights in and to an original screenplay by John Daly and Kendrew Lascelles entitled The Aryan Couple ("the screenplay") and has completed a feature length film based on the screenplay (with a running time excluding end credits of not less than 93 minutes) ("the Film"),

(2)  The Film was produced and directed by John Daly and stars
     Martin Landau, Judy Parfitt, Kenny Doughty and Caroline
     Carver.

(3) Upon signature of this agreement AV Pics will become the sole and exclusive sales representative for the Film, on the terms and conditions contained herein, for all Theatrical, Non-Theatrical, Video (including DVD and Video on Demand}, Television and Internet right~ throughout the world excluding North America (defined as the U.S. and Canada} it's territories and possessions ("the Territory"}, Internet rights will be "frozen" until Internet exhibition can be limited to a particular territory, The term of this agreement is 15 (fifteen} years from delivery of the Film with a right of "first and last" on an extension of such period.

(4)  Producer will supply AV Pics with Chain of Title.

(5) A budget for marketing costs and costs incurred by AV Pics in selling the Film (not to exceed US$25,000.00 will be discussed and agreed between the parties hereto and such costs shall include AV Pics' attendance at the major film markets of Cannes 2005 and A.F.M. 2005 plus any additional markets or film festivals as agreed between both parties hereto. Producer has full consultation rights on the marketing of the Film, in the exercise of which both parties undertake to use reasonable endeavours to reach agreement. Such marketing costs incurred by AV Pics and approved by the producer shall be remitted to AV Pics upon receipt by Producer of invoices covering such expenditure. The producer will supply AV Pics with all press kits, brochures, posters and any further promotional material that the producer manufactures.

(6) The Producer shall deliver or grant access to AV Pics free of charge all of the items as detailed on the attached
     Schedule of Delivery requirements.





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(7)  All revenue arising from exploitation of the Film will be deposited in an Independent Escrow Collection Account and distributed from such account in accordance with the terms of a Collection Agreement to be entered into between the parties hereto and the Bank or independent Collection Agent appointed to manage the account, such Collection Agreement to be subject to trust and audit provisions acceptable to producer and AV Pics. It is hereby acknowledged that Freeway CAM is AV Pics' nominated Collection Agent.

(8) Sales Estimates are attached hereto and are incorporated into this Agreement as Schedule 1. AV Pics cannot sell the Film at a price below the "Minimum" for any territory without the prior written consent of producer, such consent not to be unreasonably withheld, and such consent to be given to AV Pics within 5 (five) business days from receipt by producer of such request either by email, fax or telephone (the "Consent Period") it being understood and agreed that if the producer has not responded within such Consent Period then such approval shall be deemed as having been given (and during major film markets such Consent will be deemed as given if no response is received within 24 hours from producer's receipt of the request from AV Pics, provided that such offer is not less than 75% of the "minimum" price).

(9)  AV Pics will be entitled to the following remuneration:

     15% sales commission on all revenue arising from distribution agreements arranged by AV Pics throughout the Territory and such sales commission continues to arise on all overages paid by distributors from such sale(s).

(10) AV Pics will have the right Of first negotiation with respect to selling any remake, sequel, prequel or Television spin-off of the Film.

(11) AV Pics undertakes to use all reasonable endeavours to achieve the best commercial terms for distribution of the Film and to market the Film accordingly. AV Pics also undertakes to enter into distribution agreements only on normal commercial terms typical within the film industry the form of which is to be approved in writing by producer, such approval not to be unreasonably withheld.

(12) This agreement may be terminated by either party in the event of the bankruptcy or insolvency of the other or in the event of a material breach of the terms hereof.

















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(13) It Is understood and agreed that this agreement will be replaced in due course by a "Iong-form" version but in the meantime is legally binding on the parties hereto and is governed by English Law.

Signed by VICTOR BATEMAN
for and on behalf of
AV PICTURES LIMITED            . . . . . . . . . . . . . . . . . . .



Signed by JOHN DALY
for and on behalf of
CELEBRATION INTERNATIONAL
PICTURES (BVI) LIMITED         . . . . . . . . . . . . (sig.). . . .




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SCHEDULE OF DELIVERY Requirements
---------------------------------

SECTION 1
---------

ORIGINAL FILM MATERIALS
-----------------------

     A letter signed by both the Producer and the Laboratory holding the Film (hereinafter called "the Laboratory") to the effect that the Laboratory is holding the materials with respect to the Film listed below in the name of the Producer (subject only to the terms of the Laboratory Pledgeholder Agreement):-

I.   FEATURE
     -------

     (i) The original 35mm negative of the Film, fully cut, main and end titled, assembled and conformed in all respects to the final form of the Film.

     (ii)The original 35mm interpositive of the Film fully cut, main and end titled, edited and assembled, conforming in all respects to the edited final form of the Film

     (iii) The master stereo 2 track SV A (Left total, Right total) 35mm or DA88 final mixed that conforms to the edited final form of the film

     (iv)The wholly original 35mm English version sound track negative (optical negative) of the Film derived from the wholly master stereo SVA 35mm final mixed track as specified in (iii) above and conforming in all respects to the edited final form of the film.

     (v) The original music masters of the entire musical score in the form and format recorded (whether or not included in the final version of the Film)

     (vi)Access to Magneto Optical disc (MO disc) containing 6 track SR-D and 2 track SR mix. This Shall be in perfect synchronization with the original picture negative.

     (vii) Access to the original negative of backgrounds of all main and end titles, captions, subtitles and inserts.

         IF THE PICTURE INCLUDES SUBTITLES, CAPTIONS ETC. THE MANUFACTURE OF THESE ITEMS MUST BE DISCUSSED WITH A V PICTURES. IN THE EVENT THERE ARE MORE THAN OCCASIONAL SUBTITLES ETC., DELIVERY SHOULD INCLUDE ONE TEXTLESS AND ONE SUBTITLED INTERNEGA TIVE AND CORRESPONDING CHECK PRINTS.

         AV PICTURES MUST BE CONSULED IF THE ORIGINAL NEGATIVE
         IS EITHER SUPER 16MM OR SUPER 35MM.









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Technical Specifications for all recording formats are attached hereto in appendix 2.

SECTION 2
---------

A V PICTURES FILM MATERIALS -

DESIGNATED BY A V PICTURES AT NO COST TO A V PICTURES:
-----------------------------------------------------

I.                     FILM, SOUND & VIDEO ELEMENTS
                       ----------------------------

1.     FEATURE
       -------


(i) 1 x first class 35mm composite positive answerprint of the Film, fully cut, titled and assembled and with the sound track thereof in perfect synchronization throughout with the photographic action thereof.

(ii) 2 x35mm/DA88 5.1 Six track original language fully mixed digital version of the sound track. Containing (if applicable) Left, Centre, Right, Left Surround, Sub Woofer.

(iii) 3 x 35mm Internegatives of the Film made from the interpositive held at the Laboratory, conforming in all respects to edited final form of the film

(iv) 3 x 35mm check print fully graded to conform in all respects with the Internegatives (item iii). If the picture is foreign language.

(v) 2 x 35mm or DA88 sound track negative (optical negative) of the Film derived from the wholly master stereo 8V A 35mm final mixed track held at the Laboratory

(vi) 2 x 35mm interpositive of the textless backgrounds to the main and end titles and inserts/subtitles/captions that appear throughout the Film. These should be in the order they appear throughout the Film. Each section should be indented and should start on a clean cut point.

(vii) 2 x 35mm internegative of the textless background to the main and end titles and inserts/subtitles/ captions that appear throughout the Film. These should be in the order they appear throughout the film. Each section should be indented and should start and end on a clean cut point.

(viii) 3 x DA88 fully mixed Stereo 6 track music and effects of the film, conforming in all respects to the edited final form of the Film, in the following format (4+2)Left, Center, Right, Surround, Dialogue, any additional effects

(iix) 2x DA88 of combined M&E in sync. With the Film recorded in the following format: Left, Centre, Right, Left Surround, Right, Surround, Sub woofer.

(ix) 2 x DA88 triple track magnetic master of the dubbed sound track, such magnetic master to contain separately a mixed dialogue track, a mixed music track and a mixed effects track.

(x) 2 x DAT of all music in the picture this will include the score and songs including any third party recordings.

(xi) One (I) High-Definition D-5 4:3 pan and scan full frame (with side mattes), one (I) High Definition D-5 16:9 full frame 1.77 videomaster. Each videomaster tape must be manufactured from the interpositive of the picture. The master tapes shall have English composite on channels I and 2 and composite Music and effects on channels 3 and 4. Textless backgrounds for the main, end and any insert titles shall appear sixty seconds after the Film in each video master tape.






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    5. The following Digital Betacam down conversions shall be manufactured from the High Definition D- 5's specified in (vii) above:

       Digital Betacam Pal and NTSC 4:3 full frame Digital Betacam Pal and NTSC 1.85 letterbox Digital Betacam Pal and NTSC 16:9 full frame

2.     TRAILER
       -------

(i) 2 x first class 35mm composite positive print, fully cut, titled and assembled and with the sound track thereof in perfect synchronization throughout with the photographic action thereof.

(ii)   2 x 35mm Interpositive, fully edited and titled

(iii) 2 x 35mm Internegative , fully edited and titled, conforming to Interpositive specified in section (ii).

(iv)   2 x DA88 2 track SV A final mixed magnetic

       2 x DA88 stereo sound track negative derived from SV A magnetic in item (iv) above.

       2 x DA88 stereo fully mixed 6 track music and effects magnetics

(v) 2 x Digital betacam PAL and Digital betacam NTSC master with final mix on channels 1 and 2 and music and effects magnetic on channels 3 and 4

(vi)   Spotting list for the Trailer.

3.     ALTERNATIVE/ TV VERSION (if applicable)
       ---------------------------------------

(i) 1 x first class 35mm composite positive showprint of the Alternative Version.

(ii)   1 x 35mrn Interpositive of the Alternative Version

(iii)  1 x 35mm Internegative of the Alternative Version,

(iv) 1 x 35mm separate sound track negative of the Alternative Version.

(v) 1 x Digibeta PAL master of the Alternative Version, with final mix on channels I and 2 and music and effects on channels 3 and 4

(vi) 1 x Digibeta NTSC master of the Alternative Version, with final mix on channels 1 and 2 and Music and effects on channels 3 and 4

4.     STEMS
       -----

       The separate 35mm magnetic dialogue, sound effects and music stems used to manufacture each Stereo Print Master fully conformed to match the final version of the applicable
       Stereo Print Master.

5.     MUSIC CUES
       ----------

       A 1/4" tape at 15 ips of all the original music cues that are the final version of the Film. This recording shall not be a copy of the music stripe, but rather the music as it was originally recorded. The recording shall be provided with a 60Hz reference and should be of the Nagra sync pulse configuration.




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6.   TITLE MATERIALS
     ---------------

     Any original elements including cells, hi definition effects masters, original artwork etc. used to produce the main and end insert titles.



7.   WORK PRINT
     ----------

     The "work print" of the Film consisting of the editing and/or cutting prints that were used in the final editing of the Film (conformed), together with the sound track working prints which shall also be conformed as closely as possible.

8.   FILM MATERIALS
     --------------

     All other positive and negative film materials and all other magnetic tape materials produced in connection with the Film, including but not limited to, all trims, outtakes, tests, sound elements, videotapes and scrap film, at whatever stage of completion, and whether or not included in the completed Film. When edited electronically, access to the 3/4", Beta SP, and optical disc tapes.

9.   EDITING MATERIALS
     -----------------

     All documents and paperwork pertaining to the editing and sound mixing of the Film, including but not limited to, the editor's lined cutting script, continuity by reel, coding book, laboratory and sound logs, dubbing sheets, and title and optical count sheets. Ail materials shall be reasonably packaged, catalogued and identified and inventoried to facilitate access to and use of the materials. Inventory must be provided directly to A V Pictures.

10.  ADVERTISING MATERIALS
     ---------------------

     As soon as available all film, tape and sound elements and other material produced or usable for the purpose of trailers, TV spots and similar promotional purposes, and to all existing trailers, TV spots and other promotional films relating to the Film. If Producer is required to deliver a completed trailer to A V Pictures, such materials as A V Pictures requires in connection therewith in accordance with A V Pictures usual practices.

11.  CONTINUITY
     ----------

(i) A detailed dialogue and action continuity and master title list of the completed Film prepared in accordance with A V Picture's customary format and specifications, including translations of any foreign dialogue or vocal parts and choruses therein, conformed in all respects to the action and dialogue contained in the Check Print, and in such form as to be suitable for the purpose of submission to censorship boards and other customary uses by A V Pictures. In any event the continuity does not satisfy A V Pictures specification, A V Pictures may prepare a continuity at Producer's expense. One copy of final continuity/ dialogue/spotting list on disc.

(ii) 1 x Final shooting script and 1 x lined post script

II   MUSIC ITEMS
     -----------

1.   Music Cue Sheet
     ---------------

     Two (2) copies of a music cue sheet showing the title of each composition, the names of composers, publishers and copyright owners, the usages (whether instrumental, instrumental-visual, vocal, vocal. visual or otherwise), the place of each composition showing the film footage and running time for each cue, the performing rights society involved and any other information customarily set forth in music cue sheets.






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2.   Musical Score
     -------------

     A copy of the conductor's score of the entire musical score of the Film, together with all original music, manuscripts, instrumental vocal parts and other music of every kind prepared in connection With the Film.

3.   Music Contracts
     ---------------

     A copy of the contracts covering the acquisition and performance of all music and lyrics utilized in connection with the Film, including all AF of M contracts for union musicians whose performances were utilized in the score or on camera, and SAG contracts for any singers hired through the guild whose performance is utilized in the score or on camera.

4.   Music Licenses
     --------------

     A copy of the master use and synchronization licenses and other necessary permissions in a form reasonably acceptable to AV Pictures with respect to all music contained in the Film. Such contracts, licenses and permissions must convey to AV Pictures the right to use the music, lyrics or recordings, as applicable, in the Film in any and all media now known or hereafter devised throughout the universe, in perpetuity, without payment of any further compensation for the grant of such rights and shall include the right to use the music, lyrics or recordings, as applicable, in advertisements, trailers and promotions of the Film.

III. PUBLICITY AND ADVERTISING MATERIALS
     -----------------------------------

     As soon as possible, Producer shall deliver the materials described below.

1.  Still Photographs
    -----------------

     Producer shall assign to the Film an experienced still photographer who shall provide comprehensive coverage of all aspects of the production, including different scenes, single and combination shots of principal actors and behind-the-scenes coverage, including stills of the director of the Film and of the director with the principal actors. The materials shall be 35mm in size, and photographs therefrom shall be suitable for publicity and advertising in lithograph and letter press processes and poster art. Producer shall deliver the following still photographs:

     a)   Black & White
          -------------

          The original negatives of all black and white still photographs taken in connection with the Film, which shall not be less than 150 negatives. During production of the Film Producer shall deliver to A V Pictures black and white contact sheets of all shot~ taken from the Film.

     (b)  Colour
          ------

          The original colour transparencies and all original colour negatives taken in connection with the Film, which shall not be less than 150 in the aggregate.

     (c)  Special Photography
          -------------------

          All special photography taken in connection with or related to the Film, and delivery of such amount as may be reasonably requested by A V Pictures. In connection with any special photography, Producer shall engage the photographer's services as a "work made for hire". Accordingly, Producer shall be the author and exclusive owner of all materials, and all of the right, title and interest therein. All such rights shall be, and hereby are, assigned to A V Pictures upon delivery of the materials. The rights secured from the photographer shall include the right to use the materials for publicity, advertising, promotion, merchandising and other exploitation in connection with the Film.







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2.   Photo Identifications, Releases and Clearances
     ----------------------------------------------

(a)  Identifications
     ---------------

     Each photograph shall contain notations or a separate written statement identifying the persons and subject matter depicted therein.

(b)  Releases
     --------

     Producer shall deliver any and all releases of persons appearing in the photographs needed for A V Pictures intended use thereof. Delay in obtaining such releases shall not delay delivery of the photographs.

(c)  Clearances
     ----------

     Producer shall deliver a statement indicating the parties who have the right to approve still photographs taken in connection with the Film, including excerpts of the contractual requirements.

3.   Publicity Materials
     -------------------

     Producer shall assign a unit publicist to the Film. Delivery shall include:-

(a)  Written Press Kits
     ------------------

     Written press kits, including production information, interviews with actors and other person: connected with the Film, feature stories and news releases. Four (4) copies of each of long form synopsis (3 pages) and a two (2) paragraph synopsis of the story of the picture. Both synopsis should be in the English language.

(b)  Electronic Press Kits
     ---------------------

     Electronic press kits, including interviews with the actors and other persons connected with the Film, featurettes (if available) and B-Roil behind-the-scenes footage of actors and filmmakers working.

(c)  Other Materials
     ---------------

     All other publicity materials prepared in connection with the Film, including publicity activity reports, tearsheets and television excerpts of interviews related to the Film.

(d)  Artwork
     -------

     Original artwork to be used for a one sheet poster for the Film.

IV.  CREDIT ITEMS
     ------------

     Producer shall deliver the following items as soon as available. All credit requirements shall be consistent with industry custom and practice.

1.   Titles
     ------

     A list of the main and end title credits of the Film as the list of credits appear exactly on the screen Credit Block
     {bromide and CD) and Contractual logos {on CD).







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2.   Paid Advertising Statement
     --------------------------

     A statement of the paid advertising requirements for the Film, including a top sheet which indicates the exact placement, wording and size of each paid advertising credit. The statement shall also set forth obligations to accord credit in paperbooks, on sound recordings and in videocassette packages The statement shall contain photographic excerpts taken from the actual contracts of:
     a) credit obligations, and (b) name and/or likeness restrictions in connection with the advertising and/or publicity of the Film, merchandising and promotional tie-ins.

3.   Cast and Crew List
     ------------------

(i) A list indicating: (a) the name of the character portrayed by each player, and (b) the names of all technical personnel
     (including their title or assignment) involved in the production of the Film. Including relevant addresses & telephone numbers of agents/representatives.

V.   E & O INSURANCE
     ---------------

     A copy of a "Motion Picture producer and Distributor
     Errors and Omissions" insurance policy as specified in Clause -- of the Agreement.

VI.  DOCUMENTS
     ---------

1.   Chain-of-Title Documents, including without limitation:
     Copyright and Title report
     --------------------------------------------------------

     All relevant copyright and other rights agreements for screenplay and picture.1re Documents required for US Copyright registration short form assignment etc.)

2.   French CNC - documents required for French CNC (short form
     ----------
     chain-of title), certificate of authorship)

3.   Certificate of Nationality: Ten copies of the Certificate of
     --------------------------
     Nationality of the film.

4.   Sound Laboratory Agreement: i.e. Dolby Licence
     --------------------------

5.   Literary Materials
     ------------------

     Two copies of all material upon which the Film was based, including but not limited to, the story, literary materials, drafts of all screenplays and treatments and final shooting script.

7.   Contracts
     ---------

     One copy of all employment agreements for writers, producers, directors, principal cast and all senior crew such as director of photography, film editor and production designer, and upon request, a copy of all agreements, licences, waivers, permissions or other documents relating to the production of the Film, including but not limited to, clip licences, script clearances and permissions, including photographic or portrayal releases, rental contracts, location agreements and other contracts for production personnel. In addition, in the event a "Making Of' or "Featurette" type film is included in the rights granted to AV Pictures, Producer shall provide AV Pictures with copies of the necessary releases obtained in connection with the use of actors' names and likenesses in such "Making Of' or "Featurette" type film.

8.   Dubbing/Editing Restrictions
     ----------------------------

     As soon as possible, Producer shall deliver the following information.










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(a)  Voice
     -----

     A statement of any restrictions as to the dubbing of the voice of any player.

(b)  Supervision
     -----------

     A statement of the contractual rights granted to any party to supervise or otherwise participate in the foreign dubbing and translations of the Film, the video formatting, or other post- production or editing processes.

9.   Certificate of Origin Data Sheet
     --------------------------------

     The information requested in Appendix "I" attached hereto for the purpose of obtaining a Certificate of Origin for the Film.


10.  The following documents to be supplied if applicable to the
     Film: (i) Tax Notice re: foreign participants
     (ii) Export Licence covering all physical materials pertaining to the Film issued by local authorities.
     (iii) Residual information
     (iv) IA TSE Pension plan payment percentage proration.

VII. FINAL PRODUCTION COST STATEMENT
     -------------------------------

     Producer shall deliver to AV Pictures a full and complete detailed final production cost statement certified by an independent third party confirming the total aggregate production costs incurred in connection with the Film.

SECTION 4
---------

MODE OF DELIVERY
----------------

1. All items referred to in Section 2 paragraphs I to 7 above shall be delivered to a Laboratory designated by AV Pictures.

2.   All other Delivery Materials shall be delivered to AV
Pictures, c/o Schedule II Limited, 36 Bridle Lane, London WIF
9BY.

   DELIVERY SHALL ONLY BE CONSIDERED COMPLETED UPON DELIVERY TO AND ACCEPTANCE BY AV PICTURES OF ALL THE FOREGOING ITEMS. A WAIVER REGARDING ANY OF THE FOREGOING ITEMS SHALL ONLY BE VALID IF IN WRITING AND SIGNED BY AN OFFICE OF AV PICTURES. ACCEPTANCE BY AV PICTURES OF LESS THAN ALL THE FOREGOING ITEMS AND/OR RELEASE OF THE FILM PRIOR TO DELIVERY OF ALL THE FOREGOING ITEMS SHALL NOT BE CONSTRUED AS A WAIVER BY AV PICTURES LIMITED OF PRODUCER'S OBLIGATION TO DELIVER ANY
   SUCH ITEMS.





















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                           APPENDIX 1
                           ----------

     DATA SHEET FOR CERTIFICATE OF ORIGIN FOR ["__________"]
     -------------------------------------------------------


TITLE:

PRODUCER(S):

PRODUCTION COMPANY:

CAST:

ORIGIN:
(IF CLAIMING A CERTAIN
NATIONALITY FOR THE
PICTURE)

FILMED IN:
(LOCATION OF PRINCIPAL
PHOTOGRAPHY)

YEAR FILMED:

EDITED IN:
(PLACE OF EDITING)

DISTRIBUTION RIGHTS LICENSED TO AV PICTURES:

RUNNING TIME IN MINUTES:

LENGTH OF FILM IN FEET:




















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                           APPENDIX 2

Technical specifications for all recording formats:
---------------------------------------------------


Specifications may change depending on agreed delivery. These items should be discussed prior to manufacture.


   All 35mm magnetic tracks are to be Dolby SR Noise Reduction encoded and should have head tones (100, 1000, 10000Hz), phase coherent pink noise and SR noise at the front of each reel. DA88's of the 2- Track SV A (Print Master) should also have all these and have Dolby SR N/R and be Matrix encoded.

   DA88's of all other delivery sound elements should have the head tones (100,1000 and 10OOOHz) and coherent pint noise, but no SR noise as they are not to be N/R encoded. Also, end synch pips at 3 feet after the end of each reel. All DA88's to be clearly labeled lKH @-20dB to Dolby reference level.

   DA88 TIME CODES
   One minute of pre roll silence should be given before the start of each reel, this should be timecoded. First frame of action for reel 1 to be at 01 :00:00:00. This corresponds to a standard Academy 12 foot start mark 00:59:52:00 and synch pip at 00:59:58:59.

   Reel2's first frame should start at 02:00:00:00 etc -thus identing the reel numbers. There should be one minute of time coded post roll at the end of each reel.

   Each individual reel should have it's own DA88 cassette, as these are masters.
   SAMPLE RATE - 48K
   PLAY OFF AT FILM SPEED - 24 FPS with 25FPS time code.

   All of the above tones, time code information, sample rate and film speed and Studio are to be clearly stated on the cassette label.
   Recommended DA88 tape stocks:
   SONY DARS - 116 METAL EVAPORATED AMPEX DA8 -METAL PARTICLE
   MAXELL HMBQ - METAL PARTICLE
   DAT TAPES
   To be recorded at 48K
























                                                           (sig.)

                               to Short-Form Sales Agency Agreement


Budget:                                           TITLE:  "The Aryan Couple:

                                                  UD$000's
TERRITORY                      MINIMUM  SETTLING  ASKING    REMARKS
----------------------------------------------------------------------------
BENELUX                          10       15       20
----------------------------------------------------------------------------
FRANCE                           100      150      200
----------------------------------------------------------------------------
GERMANY                          75       100      150
----------------------------------------------------------------------------
GREECE                           10       15       20
----------------------------------------------------------------------------
ITALY                            75       100      125
----------------------------------------------------------------------------
PORTUGAL                         10       10       15
----------------------------------------------------------------------------
SPAIN                            75       100      125
----------------------------------------------------------------------------
SCANDINAVIA                      50       75       100
----------------------------------------------------------------------------
UNITED KINGDOM                   150      250      300
----------------------------------------------------------------------------
SUB TOTAL                        555      815      1055
----------------------------------------------------------------------------

CANADA                           n/r      n/r      n/r
----------------------------------------------------------------------------
UNITED STATES                    n/r      n/r      n/r
----------------------------------------------------------------------------
SUB TOTAL                        0        0        0
----------------------------------------------------------------------------

AUSTRALIA/NEW ZEALAND            50       75       100
----------------------------------------------------------------------------
HONG KONG                        5        10       10
----------------------------------------------------------------------------
INDONESIA                        5        10       10
----------------------------------------------------------------------------
JAPAN                            50       75       100
----------------------------------------------------------------------------
KOREA                            25       30       40
----------------------------------------------------------------------------
MALAYSIA                         10       10       10
----------------------------------------------------------------------------
PHILIPPINES                      10       10       10
----------------------------------------------------------------------------
SINGAPORE                        10       10       10
----------------------------------------------------------------------------
TAIWAN                           10       15       20
----------------------------------------------------------------------------
THAILAND                         10       15       20
----------------------------------------------------------------------------
SUB TOTAL                        185      260      330
----------------------------------------------------------------------------

AREGENTINA/PARAGUAY/URAGUAY )
----------------------------------------------------------------------------
CHILE                       )
----------------------------------------------------------------------------
COLOMBIA                    )
----------------------------------------------------------------------------
MEXICO                      )    100     150       175
----------------------------------------------------------------------------
PERU/EQUA/BOLIVIA           )
----------------------------------------------------------------------------
VENEZUELA                   )
----------------------------------------------------------------------------
SUB TOTAL                        100     150       175
----------------------------------------------------------------------------

CIS                              30      50        75
----------------------------------------------------------------------------
CZECH REPUBLIC/SLOVAKIA          10      15        20
----------------------------------------------------------------------------
Former YUGOSLAVIA                10      15        20
----------------------------------------------------------------------------
HUNGARY                          10      15        20
----------------------------------------------------------------------------
POLAND                           10      15        20
----------------------------------------------------------------------------
SUB TOTAL                        70      110       175
----------------------------------------------------------------------------

AIRLINES                         50      75        100     World EXC,
                                                           North America
----------------------------------------------------------------------------
AFRICA, South                    10      15        20
----------------------------------------------------------------------------
INDIA                            5       10        10
----------------------------------------------------------------------------
ISRAEL                           20      30        40
----------------------------------------------------------------------------
MIDDLE EAST                      10      15        20
----------------------------------------------------------------------------
TURKEY                           10      15        20
----------------------------------------------------------------------------
SUB TOTAL                        105     160       210
----------------------------------------------------------------------------
GRAND TOTAL US$                  1015    1495      1925
----------------------------------------------------------------------------

These estimates are not a guarantee on behalf of AV Pictures Ltd but are based upon current market conditions and elements as currently advised.

125/2005

AV PICTURES LTD Tel: 02073170140 Fax: 02072245149

info@avpictures.co.uk
---------------------

                        Date: 30th March 2005

  (1) AV PICTURES LIMITED (Acting as Sales Agent for and on behalf of Celebration International Pictures [BVI] Limited)

                               and

         (2) MULTIPLE RIGHTS FILM DISTRIBUTION AGREEMENT

                 in respect of the film entitled

                       "THE ARYAN COUPLE"

                      for the territory of

                       INDEX TO AGREEMENT
                       ------------------

1.   Definitions

2.   Film & Version

3.   Licensed Rights & Reserved Rights

4.   Licensor's Warranties

5.   Distributor's Warranties

6.   Delivery 1 Return & Ownership

7.   General Exploitation Obligations

8.   Theatrical Exploitation Obligations

9.   Video Exploitation Obligations

10.  Television Exploitation Obligations

11.  Gross Receipts

12.  Recoupable Distribution Costs

13.  Payment Requirements

14.  Accounting

15.  Credits & Dubbing

16.  Censorship

17.  Publicity Rights

18.  Cue Sheets, Royalties & Licenses

19.  Overspill & Parallel Imports

20.  Anti-Piracy Provisions

21.  Suspension & Withdrawal

22.  Default & Termination

23.  Indemnities

24.  Assignment & Sublicensing

25.  Miscellaneous Provisions

26.  Governing Law

SCHEDULE

Part I:    The Film

Part II:   Licensed Rights/Territory /Licence Periods/
           Authorised Language/Holdback

Part III:  Reserved Rights

Part IV:   The Advance/Minimum Guarantee

Part V:    Delivery Materials

Part VI:   Allocation of Gross Receipts

Part VII:  [Other]

APPENDIX - Definitions

Part 1:    General

Part 2:    Rights

THIS AGREEMENT is made the    day of    2005

(1) A V PICTURES LIMITED (acting as sales agent for and on behalf of Celebration International Pictures [BVI] Limited) having its principal place of business at Caparo House, 103 Baker Street, 2nd Floor, London W 1 U 6LN, United Kingdom hereinafter called the "Licensor" (which expression shall include its successors, sublicensees and assigns); and

(2) having its principal place of business at ________________ hereinafter called the "Distributor" (which expression shall include its successors and assigns).

WHEREBY IT IS AGREED as follows:-

1.   Definitions
     -----------

     For the purposes of this Agreement the capitalised words or phrases which appear in the text of this Agreement are defined in the Appendix hereto and shall, except where the context otherwise requires, have the meanings attributed therein.

2.   Film and Version
     ----------------

2.1 The Film is the Motion Picture the title of which is specified in the Deal Terms set out in the Schedule.
     Licensor reserves the right to change the title of the Film.

2.2 Licensor reserves all rights in all formats and versions of the Film other than its original linear form as delivered to Distributor hereunder and authorised dubbed, subtitled or edited versions of such original linear form made by Distributor for exploitation of its Licensed Rights as may be authorised under this Agreement.

3.   Licensed Rights and Reserved Rights
     -----------------------------------

3.1 Subject to the terms of this Agreement and in consideration of the Advance or Minimum Guarantee or other payments payable to the Licensor specified in the Deal Terms Licensor exclusively licenses to Distributor the Licensed Rights in the Film for their respective Licence Periods throughout the Territory in the Authorised language(s) subject to applicable Holdbacks as set forth in the Deal Terms.

3.2 Each Licensed Right will only vest in Distributor after: (i) Distributor accepts Initial Delivery of the Film; and (ii) if the Deal Terms contain an Advance or Minimum Guarantee, Distributor pays Licensor when due the amounts specified in the Deal Terms.

3.3 All rights not expressly licensed to Distributor are Reserved Rights. Licensor reserves all Reserved Rights designated in the Deal Terms and all other rights not expressly licensed to Distributor. Licensor may exploit the Reserved Rights without restriction except as otherwise provided in this Agreement.

3.4 Each Licensed Right will immediately revert to Licensor free of any claim by Distributor or any person deriving any interest from Distributor on the earlier of the end of the License Period for such Licensed Right or the expiry of the Agreement Term.

4.   Licensor's Warranties
     ---------------------

     Licensor represents and warrants to Distributor as follows:

     4.1 Licensor has full authority from its principal to enter into this Agreement on behalf of its principal and Licensor's principal will be bound by this Agreement;

     4.2 To the best of the Licensor's knowledge there are no existing or threatened claims or litigation which would adversely affect or impair any of the Licensed Rights;

     4.3 To the best of the Licensor's knowledge there are no other agreements licensing, encumbering or assigning any Licensed Right to any other person in the Territory during its License Period;

     4.4 Licensor will not exploit or authorise exploitation of any Reserved Right in the Territory before the end of any applicable Licensor Holdback period;

5.   Distributor's Warranties
     ------------------------

     Distributor represents and warrants to Licensor as follows:

     5.1 Distributor has full authority and capacity to execute this Agreement and full legal and financial ability to perform all of its obligations under this Agreement;

     5.2 There are no existing or threatened proceedings, claims or litigation which would adversely affect or impair
          Distributor's ability to perform under this Agreement;

     5.3 Distributor will honour all restrictions on the exercise of the Licensed Rights under this Agreement and will not exploit any Licensed Right outside the Territory, before the end of its Holdback or after its Licence Period.

6.   Delivery, Return and Ownership
     ------------------------------


     6.1 Licensor will give Distributor a notice that it is prepared to deliver the Initial Materials promptly after the Film is ready for Initial Delivery ("notice of Initial Delivery"). Within thirty (30) days of receipt of such notice Distributor will give notice to Licensor stating the number of pre-print items, prints, trailers, support items and other Initial Materials relating to the Film that Distributor reasonably requires, all of which will be subject to Licensor's reasonable approval. Licensor will then give Distributor notice of the cost of the approved Initial Materials and their shipment to Distributor and payment requirements. Distributor will immediately pay for such Initial Materials upon receipt of such notice. Licensor will then deliver such Initial Materials to Distributor.

     6.2 After delivery of the Initial Materials Distributor will give Licensor Notice of the number and type of the Additional Materials it desires, all of which will be subject to Licensor's reasonable approval, and Licensor will promptly send Distributor notice of the cost of duplication and shipping of the approved Additional Materials. Distributor will immediately pay for such Additional Materials upon receipt of Licensor's notice. Upon receipt of payment Licensor will make prompt delivery of the Additional Materials to Distributor.

6.3 Delivery of the Delivery Materials will be accomplished by one of the following methods as specified in the Deal Terms or Licensor's notice of Initial Delivery:

     (i) Where Physical Delivery is indicated Licensor will deliver to the specified delivery location the specified Delivery Materials suitable for use as or manufacture of necessary exploitation materials.

     (ii) Where Laboratory Access is indicated Licensor will provide Distributor with access to the specified Delivery Materials suitable for use as or manufacture of necessary exploitation materials. Access will be on the terms of a mutually approved access letter. The Delivery Materials will always be held in a recognised laboratory or facility in Licensor's name and subject to the requirements of the access letter. Distributor may order prints and other exploitation materials for the Film to be manufactured from accessible Delivery Materials at Distributor's sole expense.

    (iii) Where Loan of Materials is indicated Licensor will deliver on loan to the delivery location specified by Distributor the specified Delivery Materials suitable for manufacture of necessary pre-print materials. These Delivery Materials will only be used to make new pre-print materials at Distributor's sole expense from which necessary exploitation materials can be made. These Delivery Materials will always be held in a laboratory or facility subject to Licensor's reasonable approval and will be returned to Licensor in the same condition in which such materials were delivered to the Distributor within a reasonable time designated by Licensor. Distributor shall be responsible for all freight insurance and customs duty incurred in the despatch of such materials to the Distributor and its return to the Licensor.

     (iv) Where Satellite Delivery is indicated Licensor may deliver the Delivery Materials to Distributor by satellite transmission commensurate with available materials and Distributor's equipment. Distributor will be responsible for arranging to receive the satellite reception and for all downlinking reception costs. Distributor's failure to make suitable downlinking receiving arrangements, or failure to receive a transmission of the Film due to technical downlink or reception failure, will not affect Distributor's obligations under this Agreement. If Distributor experiences a technical failure of transmission or reception, Licensor upon receipt of timely notice will attempt to assist Distributor to receive the transmission. Distributor will pay for each missed satellite feed charge equal to Licensor's actual cost of transmission.

     6.4 Distributor will evaluate all Delivery Materials for technical acceptance promptly after their receipt. All Delivery Materials will be considered technically satisfactory and accepted by Distributor unless within ten (10} days after receipt Distributor gives Licensor notice specifying any technical defect. If Distributor's notice is accurate, then Licensor will, at its election, either: (i} timely correct the defect and redeliver the affected Delivery Materials; or (ii} deliver new replacement Delivery Materials; or (iii} exercise its rights of suspension or withdrawal pursuant to Paragraph 21. If Distributor has undertaken a Theatrical Release or Video Release of the Film or begun exploiting any Licensed Right, then any alleged defect will be deemed waived by Distributor.

     6.5 Legal ownership of and title to all Delivery Materials will remain with Licensor subject to Distributor's right to use such Delivery Materials under this Agreement. Distributor will exercise due care in safe-guarding all Delivery Materials and will assume all risk for their theft or damage and maintain full insurance cover at its sole cost while they are in Distributor's possession. Distributor shall not by any act or omission impair or prejudice the copyright in the Film nor allow any third party to obtain a lien over a right to possess any or all of the materials, pre-prints, prints or other property supplied to Distributor under this Agreement.

     6.6 Distributor will pay for aIl Delivery Materials as provided herein or otherwise by notice from Licensor. AIl costs of delivery and return {including shipping charges, insurance, import fees, duties, brokerage fees, storage charges and related charges) will be Distributor's sole responsibility unless otherwise specified.

     6.7 Upon expiry of the Agreement Term Distributor will at Licensor's election either: (i) return aIl Delivery Materials to Licensor at Distributor's expense; or (ii) destroy aIl Delivery Materials and provide Licensor with a customary certificate of destruction.

7    General Exploitation Obligations
     --------------------------------

     7.1 In exploiting each Licensed Right Distributor will abide by the following obligations in addition to any other exploitation obligations in this Agreement:

          (i) Distributor will not exploit or authorise exploitation of any Licensed Right before the end of its Holdback;

          (ii) Distributor will not discriminate against the Film or use the Film to secure more advantageous terms for any other Motion Picture, product or service; and

         (iii) Upon Licensor's request Distributor will provide Licensor aIl information reasonably available to Distributor regarding the time and place of the anticipated and actual first exploitation of each Licensed Right.

     7.2 Licensor will have the following approval rights regarding the exploitation of each Licensed Right including

          (i) prior absolute right of approval over any sub-distributors or sub- licensees of the Distributor prior to their appointment and over the material terms of each licence agreement, subdistribution agreement or agency agreement for exploitation of the Licensed Rights; and

          (ii) prior approval on an on-going basis of all significant aspects of the exploitation throughout the Territory, including the release campaign, distribution policy, exhibition contract terms, minimum and maximum print order, the total amount and specific terms of the advertising and publicity budget, the advertising and marketing campaign, the release dates, the release pattern, the theatres in key cities, marketing strategy , short subject allocations, and any modifications or amendments thereto.

          Distributor will timely submit each item to Licensor for Licensor's prior approval.

     7.3 Throughout the Agreement Term Distributor will use its most diligent efforts and skill in the distribution and exploitation of the Licensed Rights to maximise Gross Receipts and minimise Recoupable Distribution Costs.

     7.4 The Film will be advertised, distributed and exploited consistent with the quality standards of first-class distributors in the Territory.

     7.5 Distributor will maintain the Film in continuous release throughout the Territory for a period consistent with its reasonable business judgement.

     7.6 The terms of any contract for the exploitation of the Film (including a contract between Distributor and any entity associated, owned or controlled directly or indirectly by Distributor) shall be on customary arm's length terms with a view to obtaining maximum commercial advantage.

8.   Theatrical Exploitation Obligations
     -----------------------------------

     8.1  In undertaking the Theatrical release of the Picture:

          (i) Distributor will place the Film in general theatrical release throughout the Territory in no less than the number of cities and theatres and no later than the Theatrical Release Date specified in the Deal Terms or if such is not specified, as reasonably required by Licensor;

          (ii) Distributor will order and pay for no less than the minimum prints and no more than the maximum prints specified in the Deal Terms, or, if such is not specified, the number reasonably required by Licensor;

         (iii) Distributor will comply with the advertising and marketing campaign pre-approved by Licensor and in so doing will spend no less and no more than the advertising budget reasonably approved by Licensor;

          (iv) Distributor will give Licensor reasonable advance notice of all premieres of the Film in the Territory;

          (v) Distributor will not enter the Film in any festival, charitable screening or the like without Licensor's prior approval in its sole discretion.

     8.2 In arranging for the exhibition of the Film Distributor will comply with all the following:

          (i) All exhibition agreements for the Film must be made separate and independent from exhibition agreements for any other picture, product or service;

          (ii) Distributor will not authorise or allow the Film during its first run to be exhibited on a flat licence or 4-wall basis, or as part of a multiple feature engagement, unless Licensor has given prior notice of its approval of all relevant terms of such proposed exhibition, including the proposed allocation to the Film of box office receipts, permitted advertising costs, licence fees and film rentals;

         (iii) Distributor will not authorise or allow the Film during its first theatrical run to be exhibited with any other feature or short subject, provided that, if required to do so by Law, then Distributor will only allocate to such feature or short subject for that exhibition run not more than one percent { 1 %) of net box office receipts per theatre;

          (iv) Distributor will not cancel or amend any exhibition agreement once made without Licensor's prior written approval, and any settlements submitted to Licensor for approval must be at rates no less than those for comparable Motion Pictures in the Territory;

          (v) Distributor will audit all exhibition engagements for the Film consistent with the practices of first-class distributors in the Territory and will promptly supply Licensor with the result of such audits; and

          (vi) Distributor will do all things reasonably necessary to maximise collections from exhibitors as quickly as possible.

     8.3 Distributor will not licence any Film to a Controlled Theatre except on terms consistent with arms-length transactions between such Controlled Theatre and third party distributors for the exhibition of comparable Motion Pictures. Distributor will promptly provide Licensor with copies, certified to be accurate, of all agreements with Controlled Theatres for exhibition of any Film.

9.   Videogram Exploitation Obligations
     ----------------------------------

     9.1 Distributor will cause the Videogram Release of the Film throughout the Territory by no later than the Videogram Release Date specified in the Deal Terms, if any.


     9.2 Distributor will not advertise or authorise advertising of the availability of Videograms of the Film to the public until two (2) months before the end of the applicable Holdback.

     9.3 Distributor will use all diligent efforts and skill in the manufacture, distribution, and exploitation of Videograms of the Film. The Videograms manufactured by Distributor will meet quality standards at least comparable to other Videograms commercially available through legitimate outlets in the Territory.

     9.4 From the end of the applicable Holdback until the expiry of the Licence Period for the Videogram Licensed Rights Distributor will make Videograms of the Film available in the Territory through its catalogue and will not allow them to leave normal channels of distribution for a commercially unreasonable period of time.

     9.5 Licensor will have the right of prior approval of the advertising and marketing campaign for the exploitation of the Videogram Licensed Rights in the Film. Distributor will submit all proposed advertising and artwork to Licensor for approval before it is used.

     9.6 Distributor at its cost will provide Licensor for its reasonable approval one { 1 } prototype copy of each format of Videogram and its packaging promptly after their manufacture and before their sale or disposition. Distributor will provide Licensor with a reasonable number of {not exceeding ten { 10} } free copies of each format of Videogram and its packaging.

     9.7  Distributor will not authorise or allow any other
          Motion Picture, advertising, or other material to be included on any Videogram of the Film without prior written notice of Licensor's approval.

     9.8 If a Minimum Retail Price is contained in the Deal Terms, Distributor, if not prohibited by Law, will not exploit or authorise exploitation of Videograms to the consumer at a price less than such Minimum Retail Price. In any case, for purposes of calculating Gross Receipts and amounts due Licensor, all videograms will be deemed sold at retail for not less than the Minimum Retail Price.

     9.9 If a Minimum Wholesale Price is contained in the Deal Terms, Distributor, if not prohibited by Law, will not exploit or authorise exploitation of Videograms at the Wholesale Level at a price less than such Minimum Wholesale Price. In any case, for purposes of calculating Gross Receipts and all amounts due Licensor, the wholesale price of all Videograms will be deemed to be the greater of either their actual wholesale selling price or the Minimum Wholesale Price.

     9.10 Distributor will not dispose of more than the amount of Videograms set forth in the Deal Terms as promotional, discount, or free samples without notice of Licensor's prior written approval. Any sale, rental or other disposition of Videograms beyond such amount will be considered as if sold at not less than the Minimum Wholesale Price for purposes of computing any amounts due to Licensor.

     9.11 During the last six ( 6) months of the Licence Period for the Videogram Licensed Rights Distributor will not manufacture Videograms in excess of those reasonably anticipated to meet normal customer requirements which shall not in any event be more than the aggregate number of Videograms sold in the preceding six ( 6 ) months. During the three (3) month period following the end of the Licence Period for the Videogram Licensed Rights, and provided this Agreement has not been terminated under Paragraph 16 or 22, Distributor will have the non-exclusive right to sell off its then existing inventory of Videograms for private home-viewing exploitation only. At the end of this three (3) month period Distributor will at Licensor's election sell its remaining Videograms and their packaging to Licensor at Distributor's cost or destroy them and provide Licensor with a customary certificate of destruction.

     9.12 Distributor will not import or authorise importation of Videograms embodying the Film into the Territory other than the Delivery Materials provided by Licensor. At no time will Distributor export or authorise exportation of Videograms embodying the Film from the Territory.

10.  Television Exploitation Obligations
     -----------------------------------

     10.1 In exploiting the Television Licensed Rights in the
          Film:

          (i) Distributor will notify Licensor in advance of the time and place of the expected first Pay TV and Free TV broadcast of the Film in the Territory;

          (ii) Distributor will not broadcast or authorise broadcast of the Film by any form of Pay TV or Free TV in dubbed or subtitled version except as authorised;

         (iii) Distributor will not broadcast or authorise broadcast of the Film for more than the number of Run(s) or Playdate(s) authorised in the Deal Terms, or, if none are there authorised, for more than the number of Run(s) or Playdate(s) reasonably pre-approved by Licensor;

          (iv) Distributor will not broadcast or authorise broadcast of the Film by any form of Pay TV other than encrypted form, and Distributor will not sell, rent or export or authorise the sale, rental or export of decoders for such encryption outside the Territory;

          (v) Distributor will not broadcast or authorise broadcast of the Film by any means, including terrestrial, cable or satellite, from within the Territory where the broadcast is primarily intended for reception outside the Territory or is capable of reception by more than an insubstantial number of home television receivers outside the Territory.

     10.2 Upon Licensor's request Distributor will promptly provide Licensor with notice of the title of the Film in each Authorised Language used for each telecast of the Film. Distributor will also provide the following information to the extent reasonably available to
          Distributor: (i) each person responsible for preparing a dubbed or subtitled version of the Film; and (ii) the time and place of each telecast of the Film since the last notice to Licensor .

     10.3 In exploiting any Pay TV or Free TV Licensed Rights Distributor may insert or authorise insertion of commercial announcements in the Film but only at those points designated by Licensor. Distributor will require each broadcaster to broadcast all credits, trademarks, logos, copyright notices and other symbols appearing on the Film as furnished by Licensor .

     10.4 The Licence Period for each Pay TV or Free TV Licensed Right ends on the earlier of the end of the Licence Period specified in the Deal Terms or the conclusion of the last authorised Run or Playdate for such Licensed Right.

11.  Gross Receipts
     --------------

     11.1 Gross Receipts means the sum on a continuous basis of the following amounts derived with respect to each and every Licensed Right. All monies or other consideration of any kind (including all amounts from advances, guarantees, insurance claims, security deposits, awards, subsidies, and other allowances) received by, used by or credited to Distributor or any Distributor Affiliates or any approved subdistributors or agents

          (i) from the licence, sale, lease, rental, lending, barter, distribution, diffusion, exhibition, broadcast, performance, exercise or other exploitation of each Licensed Right in the Film, all without any deductions; or


          (ii) from any authorised dealing in trailers, posters, copies, stills, excerpts, advertising accessories or other materials used in connection with the exploitation of any Licensed Right in the Film or contained on Videograms embodying the Film.

     11.2 All Gross Receipts shall upon receipt by Distributor or any Distributor Affiliate be and remain the exclusive property of Licensor which authorises Distributor to retain from Gross Receipts Distributor's share of Gross Receipts in accordance with Part VI of the Schedule.

     11.3 No Distributor Affiliates or any subdistributors or agents may deduct any fee from Gross Receipts in calculating all amounts due to Licensor. For the purpose of determining Licensor's share of Gross Receipts, all Gross Receipts must be calculated at "source". This means that Gross Receipts derived from the exploitation of any of the following Licensed Rights must be calculated at the following levels:

          (i) for any Theatrical Licensed Right, at the level at which payments are remitted by theatres;

          (ii) for any Non- Theatrical or Airline and Shipping Licensed Right at the level at which payments are remitted by the entities that exhibit or make the Film available directly to their patrons or customer

         (iii) for any Videogram Licensed Right, at
               Wholesale Level or Direct Consumer Level as applicable;

          (iv) for any Public Video Licensed Right at the level at which payments are remitted by local exhibitors of the Film; and


          (v) for any Television Licensed Right, at the level at which payments are remitted by terrestrial stations, cable systems, satellite telecasters or telephone systems that broadcast, cablecast or transmit the Film.

          (vi) for any other Licensed Right at the level at which payments are remitted to Distributor, its affiliates, sub-distributors or agents, by other entities.

     11.4 All amounts collected by any collecting society, authors' rights organisation, performing rights society or governmental agency that are payable to authors, producers, performers or other persons and that arise from royalties, compulsory licenses, cable retransmission income, music performance royalties, tax rebates, exhibition surcharges, levies on blank Videograms or hardware, rental or lending royalties, or the like, will as between Licensor and Distributor be the sole property of Licensor and will not be included in or credited to any Gross Receipts. Licensor has the sole right to apply for and collect all these amounts. If any of them are paid to Distributor then Distributor will immediately remit them to Licensor with an appropriate statement identifying the payment.

     11.5 The following amounts, if received by, used by, or credited to Distributor, any Distributor Affiliate or any approved subdistributor or agent, will not be included in Gross Receipts but will be used to reduce Recoupable Distribution Costs:

          (i) From print, publicity and similar subsidies for the cost of releasing, advertising or publicising the Film;

          (ii) From income from publicity tie-ins; or

         (iii) From freight, print, trailer, advertising and other cost recoveries, rebates, refunds or discounts from exhibitors, approved subdistributors or other persons.

          (iv) From awards of damages or recoveries following an insured loss or action taken against persons responsible for infringement of or interference with the Film or any Licensed Rights.

     11.6 Licensor specifically reserves all right, title and interest in and to residuals and other revenues generated from the Film as a result of the retransmission of or recording from any television broadcast of the Film. Any and all monies which may be payable or paid with respect to exploitation of the Film by virtue of such cable or over the air-transmissions of any broadcast of or recording from the Film within or outside the Territory shall be for the account of Licensor and Licensor shall have the sole and exclusive right to apply for and collect such income derived from the Film from any source including but not limited to agencies societies or organisations (such as AGICOA, VGF and similar organisations) established for the purpose of collecting and disbursing such income. Distributor shall not claim any such monies but in the event such monies are paid to Distributor by the applicable agency, society or organisation then Distributor shall immediately remit 100% (one hundred percent) of such monies to Licensor with the appropriate statement setting forth the nature of such payment and for the avoidance of doubt the same shall at no time form part of Gross Receipts.

     11.7 Gross Receipts and Recoupable Distribution costs may only be cross-collateralised among the Licensed Rights to the extent, if any, authorised in the Deal Terms.

     11.8 If the Picture is exploited with other Motion Pictures then Distributor will only allocate receipts and expenses among the Film and the other Motion Pictures in the manner approved by Licensor in its sole discretion in advance.

12.  Recoupable Distribution Costs
     -----------------------------

     12.1 Distributor may recoup against Gross Receipts for each Licensed Right all direct, auditable, out-of-pocket, reasonable and necessary costs (exclusive of salaries, overhead and any fees payable by Distributor to any Distributor Affiliate, subdistributor or agent, and less any discounts, credits, tax rebates or similar allowances) actually paid by Distributor for exploiting each Licensed Right in arms-length transactions with third parties, in respect of:

          (i) Customs duties, import taxes and permit charges necessary to secure entry of the Film into the Territory;

          (ii) Registration and similar costs relating to obtaining or securing copyright registration, title registration, import clearances, or similar activities for the importation, exploitation or protection of the Film in the Territory but only to the extent reasonably pre-approved by Licensor;

         (iii) Taxes and related charges assessable against Gross Receipts realised from the exploitation of the Licensed Right but not including income, corporation or profit taxes imposed on Distributor or withholding taxes assessable against amounts payable to Licensor;

          (iv) Withholding taxes on amounts payable to Licensor but only to the extent allowed by Paragraph 13.2;

          (v) Shipping and insurance charges for delivery of the Delivery Materials to Distributor but not including any amounts for shipping within the Territory or for returning the materials to Licensor;

          (vi) Costs of allowed advertising, promotion and publicity in the amount reasonably pre-approved by Licensor;

         (vii) Legal costs and charges paid to obtain recoveries for infringement by a third party of the Licensed Right but only to the extent reasonably pre-approved by Licensor;

        (viii) Costs of subtitling or dubbing if authorised in the Deal Terms but only in the Authorised language(s);

          (ix) Actual and normal expenses incurred in recovering debts from defaulting licensees;

          (x) Costs of packaging for Videograms embodying the Film but only to the extent reasonably pre-approved by Licensor;

          (xi) Censorship fees and costs of editing to meet censorship requirements as approved by Licensor.

Each such cost shall be referred to as a "Recoupable Distribution
Cost".

     12.2 Any cost that does not qualify as a Recoupable Distribution Cost will be Distributor's sole responsibility unless Licensor gives prior notice approving its recoupment. No cost item qualifying as a Recoupable Distribution Cost may be deducted more than once. Recoupable Distribution Costs must be calculated separately for each Licensed Right. Recoupable Distribution Costs for one Licensed Right may not be recouped from Gross Receipts for any other Licensed Right except if and to the extent authorised in the Deal Terms.

     12.3 If a Distributor Affiliate or approved subdistributor or agent pays a cost that would be a Recoupable Distribution Cost if paid by Distributor then such cost may be recouped as a Recoupable Distribution Cost. Otherwise no costs of any third party may be recouped from any monies due to Licensor .

13.  Payment Requirements
     --------------------

     13.1 Distributor shall keep Gross Receipts and monies due and payable to Licensor or for its account hereunder in a separate and distinct fund and all Gross Receipts and monies due and payable to Licensor or for its account hereunder by Distributor shall be deemed to be the property of the Licensor and shall be held in trust for Licensor by Distributor until such amounts are accounted for to Licensor and correct payments to it made or as directed hereunder and the ownership of said trust fund by Licensor shall not be questioned whether or not the monies are physically segregated.

     13.2 Distributor will make payments to Licensor and retain recoupment from Gross Receipts only in the manner and sequence specified in this Agreement and in the Deal Terms. Distributor will, with respect to each and every media and Licensed Right indicate, when paying Gross Receipts, the proportions of such amounts derived from exploitation of each such Media and Licensed Right. Timely payment is of the essence of this Agreement. Payment is to be made in accordance with Licensor's instructions and will only be considered made when Licensor has immediate and unencumbered use of funds in the required currency in the full amount due and will be made by electronic transfer of funds or following receipt of an accepted banker's draft. Distributor will use diligent efforts to obtain promptly all permits necessary to make all payments to Licensor.

     13.3 There will be no deductions from any payments due to Licensor because of any bank charges, conversion costs, sales use or V A T taxes, quotas or any other taxes or charges unless separately agreed in writing by Licensor. If Distributor is required to pay any remittance or withholding tax on amounts due Licensor, then Distributor will provide Licensor with all documentation indicating Distributor's payment of the required amount on Licensor's behalf.

     13.4 If any Law prohibits remittance of any amounts to Licensor then Distributor will immediately give Licensor notice of such Law.
          Distributor will then deposit such amounts in Licensor's name for Licensor's unencumbered use in a suitable depository designated by Licensor without any deductions for so doing.

     13.5 Any payment not made by its due date will, in addition to any other right or remedy of Licensor, incur a finance charge at the lesser of three hundred basis points over the 3-month LIBOR rate on the date payment was due or the highest applicable legal contract rate. This finance charge will accrue from the date the payment was due until it is paid in full.

     13.6 All payments will be in United States Dollars or other freely remittable currency designated by Licensor. All payments will be computed at the prevailing exchange rate on the date due at a bank timely designated by Licensor. In respect of a late payment Licensor will be entitled to the most favourable exchange rate between the due date and the payment date.

     13.7 The Minimum Guarantee and/or the Advance is the amount(s) payable to Licensor against Licensor's share of Gross Receipts as indicated in the Deal Terms. Such amount(s) is/are non-returnable but recoupable in conformity with this Agreement and no taxes or charges of any sort may be deducted. Distributor will pay each instalment of such sum(s) to Licensor in the time and manner specified in the Deal Terms. Where any instalment is payable on events within Licensor's control, e.g. the start or end of principal photography, Licensor will give Distributor timely notice of such event. Where any instalment is payable on events within Distributor's control, e.g. Theatrical Release or Video Release, Distributor will give Licensor timely notice of such event along with all payments then due to Licensor.

     13.8 If the Deal Terms indicate that a payment is to be secured by a letter of credit, the Distributor will open such letter of credit at a bank in the Territory designated by Licensor as a corresponding bank of Licensor's bank. While open the letter of credit will remain valid, negotiable, transferable, confirmed and irrevocable; it will be automatically renewable for any period specified in the Deal Terms if Licensor has not fully negotiated the letter of credit by its first expiry date. All costs for a letter of credit will be borne solely by Distributor .

14.  Accounting
     ----------

     14.1 Distributor will maintain complete and accurate records in the currency(ies) of the Territory of all financial transactions regarding the Film in accordance with generally accepted accounting principles in the entertainment distribution business on a consistent, uniform and non-discriminatory basis throughout the Agreement Term and during any period while a dispute about payments remains unresolved. The records will include all Gross Receipts derived, all Recoupable Distribution Costs paid, all allowed adjustments or rebates made, and all cash collected or credits received. If any Videogram Rights are licensed the records will also include all Videograms manufactured, sold, rented, leased, returned, erased, recycled or destroyed. Unless Licensor gives notice approving otherwise all records will be maintained on a cash basis, and if Distributor permits any set- off, refund or rebate of sums due to Distributor such sums will nonetheless be included in Gross Receipts. Distributor will also keep complete and accurate copies of every statement, contract, voucher, receipt, computer record, audit report, correspondence and other writing from all persons pertaining to the Film.

     14.2 In addition to any other reporting requirements in this Agreement, starting after delivery of the Initial Materials Distributor will furnish Licensor with a statement in English (and, if requested, supporting documentation) for the Film that identifies from the time of the immediately prior statement, if any, all Gross Receipts derived and from what sources, all Recoupable Distribution Costs paid identifying to whom, and all exchange rates used. If any Videogram Rights are licensed the statements will also include:

               (i) all Videograms manufactured, sold, rented, leased, returned, erased, recycled or destroyed;

               (ii) the wholesale and retail selling prices
                    of all Videograms; and


              (iii) all allowable deductions taken.



     14.3 Distributor will render statements to Licensor within one calendar month of expiry of the immediately preceding accounting period for the following periods:

               (i) each month during the eighteen ( 18} months after the Theatrical Release, or, if there is none, the Video Release;

               (ii) thereafter, each calendar quarter or
                    other quarterly periods designated by
                    Licensor for as long thereafter as Gross
                    Receipts are derived by Distributor, and

              (iii) one (1) month after the first Pay TV
                    telecast of the Picture in the Territory and first Free TV telecast of the Picture in the Territory.

          Each statement must be accompanied by payment of all monies then due to Licensor. If the Territory contains more than one country, the information will be reported separately for each country and consolidated for the entire Territory. The information will be provided in reasonable detail on a current and cumulative basis. If required by Licensor each statement shall be certified by accountants approved by Licensor, at no cost to Licensor.

     14.4 Continuing until three (3) years after the Agreement Term Licensor on ten ( 10) days' prior notice may examine and copy, on its own or through its auditors, Distributor's financial records regarding the Film. The examination will be at Licensor's expense unless it uncovers an underpayment of more than five percent (5%) of the amount shown due to Licensor on the statements audited, in which case Distributor will pay the costs of the examination on demand.

     14.5 The Licensor shall not be precluded from disputing a statement for an accounting period in respect of which an examination or audit had previously been carried out by the Licensor as aforesaid.

15.  Credits and Dubbing
     -------------------

     15.1 Distributor will comply with all required screen credits (if not already contained in the Film), paid advertising, publicity and promotional requirements, name and likeness restrictions, and Videogram packaging credit requirements supplied by Licensor at all times after their receipt. Distributor shall procure that the credits contained in the main and end titles of the Film are not shortened or altered in any way and are shown in full on each exploitation of the Film in the Territory during the Term. Distributor will promptly submit to Licensor all advertising and publicity materials prior to their use by Distributor so that Licensor can determine whether its requirements are being met.

     15.2 Distributor will comply with all dubbing, subtitling or editing requirements applicable to the Film or its trailers supplied by Licensor in creating any dubbed, subtitled or edited version of the Film or its trailers. Except as expressly provided in this Agreement, the Film and its trailers must be exhibited at all times in their original continuity, without alteration, interpolation, cut or elimination.

     15.4 Licensor will at all times have unrestricted free access to all alternate language tracks and dubbed versions, masters, advertising and promotional materials, artwork and other materials created by Distributor pursuant to this Agreement. Distributor will promptly give Licensor notice of each person who prepares any dubbed or subtitled tracks for the Film and of each laboratory or facility where the tracks are located. Licensor will immediately become the owner of the copyright in all dubbed and subtitled tracks, subject to a non-exclusive free licence in favour of Distributor to use such tracks solely for exploitation of the Licensed Rights and Distributor shall, where appropriate, register the copyright in all such materials in the name of Licensor. If such ownership is not allowed under a Law in the Territory , the Distributor will grant Licensor a non-exclusive free licence to use such dubbed or subtitled tracks world-wide in perpetuity without restriction.

     15.4 Distributor shall cause printing or recording masters of all approved dubbed or sub-titled versions of the Film to be kept at film and sound laboratories approved by Licensor who shall have unrestricted access to such materials. Storage by such laboratories of the Film and sound track materials shall be at Distributor's sole cost and expense.

16.  Censorship
     ----------

     16.1 Distributor shall within thirty (30) days of delivery of first prints and/or masters of the Film submit the same to any appropriate censorship authorities in the Territory and shall use its best endeavours to have the same passed by such authorities to permit the exercise of the Licensed Rights throughout the Territory .

     16.2 Subject to Licensor's prior approval, Distributor shall give effect to any cuts and/or alterations to the Film required by relevant censorship authorities to permit exhibition or distribution in the Territory. Such cuts and/or alterations shall be made at Distributor's expense and should it so elect to do so may be effected by the Licensor .

     16.3 If the Licensor shall not have approved any major changes or deletions required by any censorship or certification authority or if such authority shall have totally banned the distribution of the Film in the Territory the Distributor shall take with the prior approval of Licensor whatever steps are in the Distributor's power to appeal or apply for rehearings or pursue other remedies and shall keep the Licensor at all times advised.

     16.4 If notwithstanding all best endeavours relevant censorship authorities refuse to pass the Film for exhibition and distribution in the Territory or if the Licensor does not approve the required cuts and/or alterations by reason of its belief that the Film's continuity, story, or market or entertainment value would be materially affected, then the following shall apply:

          (i) the Licensed Rights (or relevant parts thereof) shall at the Licensor's option in relation to the Territory cease and determine and revert to Licensor;

          (ii) Distributor shall at its own cost return to Licensor all relevant Delivery Materials or otherwise hold or dispose of the same as Licensor may direct; and

         (iii) on receipt by the Licensor of the certificate from the relevant censorship authorities evidencing the failure of the film to be cleared for exhibition or distribution, Licensor shall refund to Distributor any unrecouped Advance or Minimum Guarantee (or such portion as is apportioned to the Licensed Right in respect of which the termination applies determined by Licensor acting reasonably) or such part thereof that has been received by Licensor from Distributor at the date of termination.

     16.5 In the event the approval of censorship authorities is revoked following earlier approval and exhibition or distribution of the Film in the Territory, Distributor shall not be entitled to any refund whatsoever and the obligations of Distributor as to those parts of this Agreement which may still be executory shall continue in full force and effect.

17.  Publicity Rights and Materials
     ------------------------------

     17.1 Subject to Licensor's requirements under sub-clauses
          15.1 and 15.2 above and the provisions of this Agreement, Distributor is entitled to exercise the Publicity Rights at its sole expense.

     17.2 In exercising the rights referred to in sub-clause 1
          7.1 above, Distributor may not: (i) alter or delete any credit, logo, copyright notice or trademark notice appearing on the Film; or (ii) include any advertisements or other material before, during or after the Film other than the credit or logo of Distributor, an approved anti-piracy warning, or commercials as authorised in this Agreement.

     17.3 Distributor may at its own expense produce and display its own publicity materials relating to the Film provided its use shall receive Licensor's prior written approval. All such material shall be cleared by Distributor for use in all media in the Territory and during the Agreement Term Licensor shall be entitled to use such material or authorise its use without charge. All rights of copyright and all other rights in and to any advertising or publicity materials created by the Distributor shall rest in the Licensor at the end of the Term when the Distributor shall deliver to Licensor all original and duplicate copies of such materials in the possession of the Distributor .

     17.4 The Distributor shall not make or authorise to be made in any advertising or publicity material used in connection with the Film any statement which might be understood to be an endorsement of any goods, articles, services or products nor shall the Distributor enter in to any arrangement with any sponsor or advertiser in respect of the Film or permit any sub-licensee to do so, without the prior written consent of the Licensor .

18.  Cue Sheets. Royalties and Licenses
     ----------------------------------

     18.1 To the extent required and available, Licensor will supply Distributor promptly after Delivery with available music cue sheets listing the composer, lyricist and publisher of all music embodied in the Film. Distributor will as necessary promptly file with the appropriate governmental agency or music rights society in the Territory the music cue sheets supplied by Licensor without charge.

     18.2 Licensor represents and a warrants to Distributor that Licensor controls all rights necessary to synchronise the music contained in the Film on all copies exploited by Distributor throughout the Territory for the Agreement Term.

     18.3 Licensor hereby further agrees that Licensor will pay all licence fees payable in respect of copyright or other rights including recording and other royalties in respect of the Film but excluding:

          (i) any mechanical, rental, lending or other royalties or fees payable to the Performing Rights Society or the Mechanical Copyright Protection Society or any other recognised collection society or other similar body operating in the Territory in respect of the public performance, broadcast and diffusion or other exploitation authorised herein in the Territory of the Film and its sound accompaniment; and

          (ii) monies payable in relation to the dubbing and/or subtitling of the Film and the creation of original artwork.

         (iii) any payment obligations which the Distributor has assumed in respect of residuals payable to members of the Screen Actors Guild Director's Guild of America, or similar Guild or professional bodies.

          all of which shall be for the account of Distributor and will not be recoverable as a Recoupable
          Distribution Cost.

     18.4 As between Licensor and Distributor, Licensor will be solely entitled to collect and retain the publisher's share of any music royalties arising from Distributor's exploitation of any Licensed Rights in the Film.

     18.5 Where applicable, Distributor shall execute any so-called Notices of Assignment or Screen Actors' Guild Assumption or Adherence Agreements or similar Guild agreements in a form to be provided by Licensor .

19.  Overspill and Parallel Imports
     ------------------------------

     Licensor does not warrant that it has granted or can grant exclusivity protection against reception in the Territory of a broadcast of the Film originating outside the Territory or that it has granted or can grant exclusivity protection against sale or rental in the Territory of Videograms embodying the Film imported from outside the Territory.

20.  Anti-Piracy Provisions
     ----------------------

     20.1 Distributor will include on each copy of the Film distributed under its authority the copyright notice and anti-piracy warning supplied by Licensor. A copy of the Film includes all negatives, pre-print materials, release prints, masters, tapes, cassettes, discs or Videograms and their packaging.

     20.2 The anti-piracy warning on each copy of the Film must read substantially as follows:-

          "WARNING
          THIS MOTION PICTURE IS PROTECTED BY LAW.
          Any unauthorised copying, distribution, performance, renting, lending, exporting, importing, dissemination or exhibition is prohibited by law. Violators will be subject to criminal prosecution and civil penalties".

     20.3 Videograms and their packaging must contain this additional warning:

                   "Licensed only for use in"
                      (include territory)

     20.4 Videograms exploited for private home-viewing and their packaging must include:

          Authorised For Private Home Use Only"
          Any unauthorised copying, distribution, performance, renting, lending, exporting, importing, dissemination or exhibition is prohibited by law. Violators will be subject to criminal prosecution and civil penalties".

     20.5 Distributor will at its sole expense and in the name of Licensor take all reasonable steps to protect the copyright in the Film (including registration where necessary} and to prevent piracy. Licensor may participate in any piracy action. Licensor's expenses will be reimbursed from any recovery in equal proportion with Distributor's expenses. If Distributor fails to take anti-piracy action, Licensor may do so in Licensor's or Distributor's name, with all recoveries belonging to Licensor .

     20.6 If during the Agreement Term new technology in use in the Territory inhibits the unauthorised duplication of copies of the Film, interferes with the reception of broadcast signals without use of an authorised decoding service, or otherwise provides protection against unauthorised exploitation of the Film, then Distributor will use such technology in a reasonable manner in exploiting the

          Film. Distributor may deduct the cost of so doing as a Recoupable Distribution Cost after first obtaining notice of Licensor's reasonable approval.

21.  Suspension and Withdrawal
     -------------------------

     21.1 Licensor may suspend Delivery or withdraw the Film at any time:

          (i) if Licensor determines in good faith that its exploitation might infringe the rights of others or violate the Law;

          (ii) if Licensor determines in good faith that its Delivery Materials are unsuitable for the manufacture of first class commercial quality exploitation materials;

         (iii) due to Force Majeure; or

          (iv) if Distributor refuses to accept delivery of the Film for any reason.

     21.2 Distributor will not be entitled to claim any damages or lost profits for any suspension. Instead the Agreement Term will be extended for the length of each suspension. If any suspension lasts more than three (3) consecutive months, then either party may terminate this Agreement on ten ( 10) days' notice, in which case the Film will be treated as withdrawn.

     21.3 If the Film is withdrawn or treated as withdrawn after a period of suspension, then Licensor must either substitute a Motion Picture of like quality mutually satisfactory to Licensor and Distributor, or must refund promptly all unrecouped amounts of the Advance and/or Minimum Guarantee paid to Licensor. Distributor's sole remedy will be to receive this substitute or refund. In no case may Distributor collect any lost profits or consequential damages.

22.  Default and Termination
     -----------------------

     22.1 Upon the occurrence of any of the events set out below, (subject to clause 22.2) Licensor shall be entitled forthwith on giving written notice to Distributor to terminate this Agreement:

          (i) Distributor fails to pay any sum due to Licensor when due;

          (ii) Distributor breaches any material term, covenant or condition of this Agreement;

         (iii) a Distributor Affiliate breaches any material term, covenant or condition of any other agreement with Licensor;

          (iv) Distributor attempts to make any assignment, transfer, sublicence or appointment of an agent without first obtaining Licensor's approval;

          (v) Failure to render true and accurate statements and forms as required by Clause 1 4 hereof;

          (vi) The transportation outside the Territory of any print or other materials relating to the Film or reproduction without Licensor's consent either by Distributor or by any person with the knowledge consent or through the negligence of Distributor. Further should any print or prints of the Film be found in any part of the world other than the Territory and it is proved that such print or prints was or were part of or made from those manufactured by or for Distributor then Distributor shall be responsible for and agrees to pay to and indemnify Licensor against all loss, damages and expenses caused or suffered to or by Licensor or any of its associates, licensors or licensees by reason of the misuse of such prints;

         (vii) If Distributor shall become bankrupt or go into liquidation whether voluntarily or otherwise or have an administrator appointed in respect of all or any part of its assets or undertaking or commit any act of bankruptcy or make or attempt to make any arrangements or compromise with creditors of Distributor or suffer any distress or execution to be levied upon any of its property or if Distributor discontinues to carry on business;

        (viii) Failure to obtain Licensor's prior approval on any matter as to which Licensor has a right of prior approval under this Agreement.

     22.2 Licensor will give Distributor Notice of any claimed default. If the default is capable of cure then Distributor (or a Distributor Affiliate, where applicable) will have ten ( 10) days after receipt of Licensor's Notice to cure a monetary default, and twenty (20) days after receipt to cure a non-monetary default.

     22.3 Upon termination in accordance with Clause 22 the Licensed Rights and all other rights granted hereby shall forthwith cease and determine. The Licensor shall have the following rights (which it may exercise by itself and/or by its agents or other representatives) :-

          (i) to take possession (wherever the same may be situated) of all the materials and positive prints of the Film and all advertising and publicity material relating thereto and all contracts (hereinafter called the "existing exhibition contracts") made by or on behalf of Distributor for the exhibition or exploitation of the Film within the Territory and all records, business, data and other documents relating to the existing exhibition contracts;

          (ii) as agents for Distributor to service and otherwise fulfil the existing exhibition contracts or such of them as the Licensor shall think fit;

         (iii) to receive and recover from exhibitors all monies payable or to become payable under the existing exhibition contracts and to receive and recover all monies payable or to become payable under any other contract relating to the exploitation of the Film and entered into by Distributor with any sub-distributor or sub-licensee or other third party;

          (iv) to be notified forthwith by Distributor of all and any contracts entered into by it relating to the exploitation of the Film with any sub-distributor, sub-licensee or other third party; and

          (v) to apply all monies received (whether held in the collection account or other account) in accordance with sub-Clauses 22.4 and 22.5.

          22.4 Out of the first monies so held or so received by Licensor or its agents or other representatives ("Agents") Licensor shall be entitled to retain for itself and pay to its Agents such monies as Licensor shall consider reasonably adequate for the services rendered by Licensor and/or its Agents and the disbursements incurred by them respectively in connection with the servicing of the existing exhibition contracts and all other contracts as aforesaid.

          22.5 The balance of the monies so held or so received by Licensor and/ or its Agents shall belong to and be retained by Licensor for its own use and benefit (and in accordance with Licensor's obligations to third parties).

          22.6 For the purpose herein before appearing
               Distributor hereby irrevocably appoints Licensor to be the true and lawful attorney of Distributor in the name of Distributor or otherwise to ask demand use recover and receive all monies payable or to become payable under the existing exhibition contracts and all other contracts as aforesaid and to do and execute all such deeds, documents and things as Licensor may require or may deem necessary or desirable for the purpose of giving to Licensor the full benefits conferred or intended to be conferred by the preceding provisions of this Clause.

     23.  Indemnities
          -----------

          23.1 The liability of Licensor to Distributor in respect of any breach by Licensor of the terms of this Agreement or of any warranty by Licensor herein contained or implied shall be limited to the direct resulting loss of Distributor and shall not in any event extend to any liability of Distributor to third parties under or in respect of any contracts or licences entered into by the Distributor with such third parties.

          23.2 Distributor shall indemnify Licensor and keep Licensor fully and effectively indemnified from and against all actions, proceedings, costs, claims, damages and any other liability however and whenever incurred or arising or paid by Licensor or awarded against Licensor in respect of or arising out of any breach or non-performance by Distributor of any obligation, warranty, undertaking or other covenant on its part under this Agreement and including in respect of any liability arising out of or in connection with the dubbing or sub-titling of the Film such indemnity to include consequential loss and loss of profits.

          23.3 In the event of any legal proceedings being instituted against Distributor on the grounds that the exhibition of the Film or that the authorised reproduction of any music and/or dialogue in connection therewith constitutes an infringement of any copyright Licensor will indemnify Distributor against all reasonable and proper costs and damage suffered by Distributor ( excluding consequential loss and loss of profits) provided the conduct and management of the defence of any such proceedings shall accord with any directions given by Licensor. Such indemnity shall not apply if Distributor fails to notify Licensor in writing forthwith upon receiving notice (whether verbal or written) of such claim nor in respect of any dubbing and/or subtitling undertaking by or on behalf of Distributor or original artwork created by or for Distributor of its sub-licensees to comply with notified credit requirements or any other failures of Distributor or its sublicensees.

     24.  Assignment and Sublicensing:
          ---------------------------

          24.1 This Agreement is personal to Distributor. Distributor may not assign, charge or transfer this Agreement, or sublicence or use an agent to exploit any Licensed Rights, whether voluntarily or involuntarily, without Licensor's prior written approval in Licensor's sole discretion. If Licensor consents to an assignment, transfer, sublicence or agent then this Agreement will be binding on such authorised assignee, transferee, subdistributor or agent but will not release Distributor from its obligations under this Agreement.

          24.2 Licensor may freely assign or transfer this Agreement or any of its rights under this Agreement, but no such assignment or transfer will relieve Licensor of its obligations under this Agreement, unless it is to a company which acquires all or substantially all of Licensor's assets.

          24.3 If Licensor pledges this Agreement or assigns its rights to receive any payment to a lender, completion guarantor or other person as security for or in connection with any loan or other obligation, then Distributor will promptly on request execute a reasonable and customary notice and acknowledgement of assignment and charge or similar document required by Licensor to be signed by Distributor as necessary to establish or perfect the person's interest or secure its rights.

     25.  Miscellaneous Provisions
          ------------------------

          25.1 All Notices must be in writing and sent to a party at its address specified in this Agreement by fax, telex, registered post or first class mail. Notice will be effective when delivered or transmitted. Either party may change its place for notice by notice duly given.

          25.2 This Agreement contains the entire understanding of the parties regarding its subject matter. It supersedes all previous written or oral negotiations, deal memos, understandings or representations between the parties regarding its subject matter, if any. Each party expressly waives any right to rely on such negotiations, understandings or representations, if any.

          25.3 No modification or amendment of this Agreement will be effective unless in writing and signed by both parties.

          25.4 No waiver by Licensor of any breach of covenant or provision of this Agreement on the part of Distributor shall be deemed a waiver of any preceding or succeeding breach of such covenant or provision or of any other obligation of Distributor contained in this Agreement.

          25.5 Nothing in this Agreement shall be deemed to constitute a partnership between the parties hereto.

26.  Governing Law
     -------------

     This Agreement and all extensions and/or modifications thereto shall be construed exclusively in accordance with English Law and both parties submit to the non-exclusive jurisdiction of the English courts. The Licensor may at its option refer any matter in dispute to arbitration in London at its discretion either in accordance with the then current AFMA Rules or in accordance with the Arbitration Act 1996, in which case the Distributor agrees not to commence any court proceedings in relation to such matter until the arbitration process has been completed and to be bound by and act in accordance with the outcome of such arbitration.

IN WITNESS whereof the parties hereto have caused these presents to be duly executed the day and year first above written.

SIGNED on behalf of THE LICENSOR    )
in the presence of:                 )

Name: __________________________      ____________________________
                                      AV PICTURES LIMITED
Date of Signature: _____________      Acting as Sales Agent for
                                      and on behalf of
                                      Celebration International
                                      Pictures [BVI] Limited




SIGNED on behalf of THE DISTRIBUTOR )
in the presence of:                 )

Name: __________________________      ____________________________

Date of Signature ______________

                            SCHEDULE
                            --------

                           Deal Terms
                           ----------

Part I: The Film & The Authorised Language
------------------------------------------

The Film: "THE ARYAN COUPLE"

The Language: to include any authorised Language of the Territory as granted herein in the dubbed or sub-titled versions thereof.

Part II: Territory / Licensed Rights / Licence Period / Holdback
----------------------------------------------------------------

The Territory: ............................

The Rights Granted:

            Licenced           Holdback
--------------------------------------------------------------------------------------
Theatrical                     30    days from first theatrical release in USA
--------------------------------------------------------------------------------------
Non-Theatrical                 0     months from first theatrical release in Territory
--------------------------------------------------------------------------------------
Public Video/                  0     months from first theatrical release in Territory


Commercial Video
--------------------------------------------------------------------------------------
Home Video/DVD
--------------------------------------------------------------------------------------
            Home Rental        6     months from first theatrical release in Territory
--------------------------------------------------------------------------------------
            Home Sell-Through  6     months from first theatrical release in Territory
--------------------------------------------------------------------------------------
Video Publishing Rights        12    months from first video release in Territory
--------------------------------------------------------------------------------------
Pay Per View                   12    months from first video release in Territory
--------------------------------------------------------------------------------------
Pay TV      Terrestrial        12              "    "
--------------------------------------------------------------------------------------
            Cable              12              "    "
--------------------------------------------------------------------------------------
            Satellite          24              "    "
--------------------------------------------------------------------------------------


EXCLUDING:
--------------------------------------------------------------------------------------
Video On Demand                12    months from first theatrical release in Territory
--------------------------------------------------------------------------------------
Near Video On Demand           12    months from first theatrical release in Territory
--------------------------------------------------------------------------------------

Airline Rights                 ?     months from first theatrical release in USA
--------------------------------------------------------------------------------------
Ship Rights                    ?     months from first theatrical release in USA
--------------------------------------------------------------------------------------
Hotel Rights                   12    months from first theatrical release in Territory
--------------------------------------------------------------------------------------
Internet/Interactive Rights    ?     months from first theatrical release in Territory
--------------------------------------------------------------------------------------





The Licence Period: ........(    ) years from Licensor's written
Notice to Distributor of availability to effect Initial Delivery on the Film.

In respect of Theatrical Rights:
-------------------------------

Theatrical Release Date shall be not later than 6 (six) months from Delivery without Licensor's written approval and in the event of a United States Theatrical release, Distributor agrees to hold back release until 30 (thirty) days following the first United States Theatrical exhibition of the Film.

Minimum Print Order shall be      }    To be agreed at the time of
                                       screening the film and its
Maximum Print Order shall be      }    subject to Licensor's prior
                                       approval not to be unreasonably
Key Cities to include             }    withheld.

In respect of Videogram Rights:

Minimum Retail Price shall be     }    To be agreed at the time
                                       of screening the film and
Minimum Wholesale Price shall be  }    is subject to Licensor's prior
                                       approval not to be
Video Release Date shall be       }    to be unreasonably withheld.
Promo/discount/free sample
  maximum                         }


Part III:  Reserved
-------------------
  *    Merchandising Rights
  *    Commercial Rights
  *    Radio Rights
  *    Stage Rights
  *    Literary Publication Rights
  *    Soundtrack Rights
  *    Music Publishing Rights
  *    Multimedia Rights
  *    Internet/Interactive Rights
  *    Optical Rights
  *    Airline and Shipping Rights
  *    Military Rights
  *    Hotel Rights

And all other rights not specifically granted in Part II above including all rights and methods and exercising Licensed Rights not invented or contemplated at the date hereof.


Part IV:  The Advance/Minimum Guarantee
---------------------------------------

Amounts:  US$    ,l000: (Thousand United States Dollars).

Payment Schedule:

     a)   20%,  namely US$,000:  (  Thousand U.S.  Dollars)  by
          wire transfer upon Signature of this Agreement and due
          in any event not later than    ; and

     b)   80% , namely US$,000:  (  Thousand U.S. Dollars) by
          wire transfer upon Licensor's written Notice to
          Distributor of Initial Delivery on the Film but due in
          any event not later than    200....

Account Details for payments:      [TO BE ADVISED]

Account Name:

Account Number:

Address:

Swift Address:

Part V: Delivery Materials
--------------------------

Such pre-print, publicity, advertising and other materials suitable for use in the commercial exploitation of the Film, as are notified by the Licensor in the Notice of Initial Delivery, to be available for Delivery pursuant to clause 6 of the main Agreement.

Part VI: Allocation of Gross Receipts
-------------------------------------

1. From the Gross Receipts derived from the exploitation of the Theatrical Film Rights the Non- Theatrical Film Rights and the Public Video Rights Distributor shall first be entitled to the Recoupable Distribution Costs. Without prejudice to paragraph 4 below the balance of the Gross Receipts remaining shall be divided as to ...% ( percent) to Licensor and ...% ( percent) to Distributor; the Distributor shall not be entitled to charge or deduct an overhead charge in respect to the Film it being understood and agreed that such overhead charges are for the account of the Distributor absolutely.

2. From the Gross Receipts derived from the exploitation of the Videogram Sell- Through and Videogram Rental Rights Distributor shall first be entitled to deduct and retain therefrom Recoupable Distribution Costs and, where applicable, an amount equal to any shortfall by which Recoupable Distributor Costs exceed Gross Receipts derived from the exploitation of Theatrical Rights, Non- Theatrical Rights and Public Video Rights of the Film. From the receipts remaining thereafter Distributor shall pay to Licensor % ( percent) of the wholesale and/or retail revenue of each and every Videogram sold or rented without deduction or diminution whatsoever. On the exercise and exploitation of the Videogram Sell- Through Rights the Distributor shall pay to the Licensor % ( percent) of the wholesale and/or retail revenue of each and every Videogram sold without deduction or diminution whatsoever .

3. From the Gross Receipts derived from the exploitation of Television Rights and the Demand View Rights Distributor shall first be entitled to deduct and retain therefrom Recoupable Distribution Costs and, where applicable, an amount equal to any shortfall by which Recoupable Distribution Costs incurred from exploitation of the Film by exercise of the Theatrical Rights and Non- Theatrical Rights exceed Gross Receipts derived from the exploitation of the Film by the exercise of the Theatrical Rights Non-Theatrical Rights and Videogram Rights to the extent that they have not already been recovered under the terms of paragraph 2 above. From the receipts remaining Distributor shall pay to the Licensor % ( percent) of the Gross Receipts.

4. Notwithstanding the provisions of paragraphs 1, 2 and 3 above, prior to remitting payments due to Licensor thereunder, Distributor shall be entitled to recover from Gross Receipts an amount equal to the Advance and/or Minimum Guarantee paid to Licensor. Such amount shall be applied against Gross Receipts due to Licensor from revenues derived from exploitation of the Licensed Rights.

                            APPENDIX
                            --------

DEFINITIONS

Part 1: General
---------------

"Additional Materials" Means:   the materials to be delivered to
                                Distributor in accordance with Clause V of the Schedule.

"Advance"-and/or
"Minimum Guarantee" Means:      such sums paid or payable to Licensor (or
                                Licensor's principal) in accordance with
                                Part IV of the Schedule against those sums due to Distributor in accordance with Part
                                VI of the Schedule.

"Affiliate" means:              any person including any officer, director,
                                employee, partner , subsidiary, agent or shareholder controlled by or associated with a party to this Agreement.

"AFMA Rules" means              the Rules of International Arbitration of
                                the American Film Marketing Association.

"Agreement Term" means:         The Agreement Term starts and ends on
                                the dates relating to licence periods set forth in the Deal Terms except in case of extension per Paragraph 21 or early termination per Paragraphs 16or22.

"Authorised Languages" Means:   the languages specified in Part II of the
                                Schedule which are authorised for dubbing or sub-titling purposes in relation to Distributor's exercise of the Licensed
                                Rights.

"Controlled Theatre" means:     A theatre in which Distributor,
                                any Distributor Affiliate, or any officer, director, partner, owner or shareholder owning more than 10% of any of them, has any interest, direct or indirect, in its ownership or operation.

"Deal Terms" means:             the provisions set out in the Schedule to
                                this Agreement.

"Delivery Materials" means:     the materials to be delivered to
                                Distributor in accordance with Clause 6 and as provided in Part V of the schedule

"Direct Consumer level" means:  the level of Videogram distribution at which
                                Videograms are sold or rented directly to the paying public. The Direct Consumer Level includes the sale or rental of Videograms by means of retail outlets, mail order, video clubs, and similar methods. Where

                                Public Video rights are licensed, the Direct
                                Consumer Level also includes the authorised public performance, exhibition, or diffusion of Videograms in accordance with the such Licensed Right. Distributor will not be deemed to be engaged in distribution at the Direct Consumer Level unless such distribution is performed by a Distributor Affiliate, or unless Distributor participates in the profits from such distribution, and then only to the extent of such participation.

"First Negotiation" means:      provided that Distributor is then
                                actively engaged in the distribution business on a financially secure basis, Licensor will negotiate with Distributor in good faith for a period of ten (10) days before entering into negotiations regarding the matter with any other person. If no agreement is reached within this time period, then Licensor will be free to stop negotiations with Distributor and then to negotiate and conclude an agreement regarding the proposed matter with any other person on any terms.

"Force Majeure" means:          Any fire, flood, earthquake, or public
                                disaster; strike, labour dispute or unrest;
                                unavailability of any major talent committed to the Product; unavoidable accident;
                                breakdown of electrical or sound equipment failure to perform or delay by any laboratory or supplier; delay or lack of transportation;
                                embargo, riot, war, insurrection or civil unrest; any Act of God including inclement weather; any act of legally constituted authority; or any other cause beyond the reasonable control of Licensor.

"Holdback" means:               the period in respect of which the Film shall
                                not be exhibited or otherwise dealt with by or on behalf of the Distributor and/or Licensor in the Licensed Right or Reserved Right prior to the expiry of the period set out in Part II and/or III of the Schedule in relation to such Right or such longer period as may be required by local legislation.

"Initial Delivery" means:       notice of initial delivery to Distributor of
                                Initial Materials as provided in Clause 6.2.

"Initial Materials" means:      those materials to be delivered to Distributor
                                in accordance with Clause 6.1.

"License Period" means:         those periods during which Distributor may
                                exercise the Licensed Rights (subject to applicable Holdbacks and expiry of the Agreement Term) set out in Part II of the Schedule.

"Licensed Rights" means:        those rights in relation to the Film which
                                Distributor is entitled to exercise in
                                accordance with this Agreement and specified in
                                Part II of the Schedule.

"Minimum Retail Price" means:   the price, if any, contained in the Deal
                                Terms below which

                                Distributor will not exploit or authorise exploitation of Videograms to the consumer without notice of Licensor's approval.

"Minimum Wholesale Price"
means: the price, if any, contained in the Deal Terms below which Distributor will not exploit or authorise exploitation of Videograms at the Wholesale Level.

"Motion Picture" means:         an audio-visual work consisting of a
                                series of related images which, when shown in succession, import an impression of motion, with accompanying sound.

"Playdate" means:               One or more telecast of the Film during a
                                twenty-four (24) hour period over the non-overlapping telecast facilities of an authorised telecaster such that the Film is only capable of reception on television receivers within the reception zone of such telecaster during such period.

"Publicity Rights" means:       (i)     To advertise, publicise, and
                                        promote the Film;

                                (ii)    To include in all such advertising,
                                        promotion or publicity the name, voice
                                        and likeness of any person rendering
                                        materials on the Film but not as an
                                        endorsement for any product or service
                                        other than the Film;

                                (iii)   To include before the beginning or
                                        after the end of the Film the credit
                                        or logo for Distributor;

                                (iv) to use and perform any and all music, lyrics and musical compositions contained in the Film and/or recorded in the sound track thereof in connection with the distribution, exhibition, advertising, publicising and exploitation of the Film;

                                (v)     to cause trailers of the Films and
                                        prints thereof to be manufactured,
                                        exhibited and distributed by any means
                                        now known or hereafter invented;

                                (vi) to print publish and distribute to the public (but not for sale) synopses or resumes not exceeding 7,500 words in length of the story of the Film for the purpose of promotion and advertising of the Film;

                                (vii)   to reproduce and display any still
                                        photographs delivered by Licensor
                                        hereunder for the purpose of promotion
                                        and advertising of the Film;

                                (viii) to use and licence the use of excerpts from the Film for the purpose of promotion and advertising of the Film.

"Recoupable Distribution
Cost" means:                    Those costs defined in clause 12 of this
                                Agreement

"Run" means:                    One (1) telecast of the Film during a
                                twenty-four (24) hour period over the non-overlapping telecast facilities of an authorised telecaster such that the Film is only capable of reception on television receivers within the reception zone of such telecaster once during such period. A simultaneous telecast over several interconnected local stations (i.e. on a network) constitutes one ( 1 ) telecast; a telecast over non-interconnected local stations whose signal reception areas do not overlap constitutes a telecast in each station's local broadcast area.

"Territory" means:              The country(ies) listed in the Deal
                                Terms as its/their political borders exist on the date of this Agreement. The Territory excludes airlines-in-flight and ships-at-sea located within the Territory. In exploiting the Licensed Rights the Territory also excludes the countries' non-contiguous territories and possessions.

                                "If during the Agreement Term an area
                                separates from a country in the Territory then the Territory will nonetheless include each separating area which formed one political entity as of the date of this Agreement. If during the Term an area is annexed by a country in the Territory then Distributor will promptly give Licensor notice whether Distributor desires to exploit any Licensed Right in such new area. Licensor will then accord Distributor a right of First Negotiation to acquire such Licensed Right in the area for the remainder of its License Period subject to rights previously granted to other persons in such area.

"Theatrical Release" means:     the earlier of: (i) the date
                                on which the Film is first exhibited in
                                theatres, including mini-theatres and MTV theatres, within the Territory to the paying public, including screenings to qualify for awards presentations by authority of
                                Distributor; or (ii) the date if specified in the Deal Terms on which Distributor must cause the Theatrical Release of the Film in the Territory; or (iii) six (6) months after Notice of Initial Delivery .

Video Release" means:           the earlier of: (i) the date on
                                which Videograms embodying the Film are first sold or rented to the paying public in the Territory for home video use by authority of Distributor; (ii) the date if specified in the Deal Terms on which distributor must cause the Video Release of the Film in the Territory; (iii) one ( 1) month after the end of the earliest Video Holdback; or (iv) if there is no Theatrical Release of the Film in the Territory, six (6) months after notice of Initial Delivery .

"Wholesale level" means:        the level of Videogram distribution
                                from which Videograms are supplied directly to retailers for ultimate sale or rental to the paying public. The Wholesale Level may include intermediate distribution levels between the manufacturer and the retailer , such as rack jobbers and the like, if such distribution is performed by a Distributor
                                Affiliate, or if Distributor participates in the profits from such intermediate distribution, but then only to the extent of such participation.

"Videogram" means:              a copy of any description whether now
                                existing or hereafter devised (including without limitation copies in so-called
                                "videocassette", "digital versatile disc",
                                "laserdisc" or video-CD" formats) bearing or used for reproducing a film including the sound track thereof intended to be viewed by means of a playback device connected to or forming part of a television receiver or similar device.

"Video Publishing Rights"
means:                          the packaging of the Videogram
                                together with a print publication at stand-alone retail units including, but not limited to, newspaper stands, kiosks, petrol stations and vending machines. For the avoidance of doubt it is understood and agreed that any sale of the Film only at such stand-alone retail units shall be deemed part of the Video Sell-Through Rights and any receipts deriving therefrom shall be allocated accordingly.

Part 2: Rights
--------------

"Airline and Shipping Rights"
means: to exhibit and perform the Film in any gauge or width and by any means in airlines flying the flag of any country in the Territory ( " Airline Rights" ) and in ocean-going ships flying the flag of any country in the Territory, oil rigs and similar offshore installations ("Shipping Rights")

"Commercial Rights" means:      to arrange for the exploitation,
                                advertising, promotion or marketing of the Film in conjunction with the exploitation, advertising, promotion or marketing of any other product or service (including for the avoidance of doubt and without limitation exploitation of all so-called "sponsorship" and "tie-in" rights as such terms are understood in the film industry)

"Demand View Rights" means:     (i) to transmit broadcast or disseminate the
                                Film by any means now known or hereinafter invented for reception or down-loading on television receivers or similar devices where the viewer has selected the Film from a library or similar wide selection of a variety of films in such a manner that the exact viewing schedule and frequency may be controlled by the viewer (but excluding exploitation of the Internet Rights) (the
                                "Video on Demand Rights")

                                (ii) to transmit broadcast or disseminate the Film by any means now known or hereafter invented for reception or downloading on television receivers or similar devices where the viewer has selected the Film from a library or similar wide selection of a variety of films in such a manner that the approximate viewing schedule and frequency may be controlled by the viewer (but excluding exploitation of the Internet Rights) (the "Near Video on Demand Rights")

                                (iii) to transmit broadcast or disseminate the Film by any means now known or hereafter invented for reception or downloading on television receivers or similar devices where an individual charge is made to the viewer for the right to view the particular broadcast of the Film at a time designated by the broadcaster for each viewing {but excluding exploitation of the Internet Rights)
{the "Pay Per View Rights")

"Free Television Rights"
means: (i) to exploit the Film by means of an uplink broadcast to a satellite and its downlink broadcast to terrestrial satellite reception dishes for viewing on television receivers in private living places located in the immediate vicinity of their reception dishes without a charge to the viewer for the privilege of viewing the Film provided that for this purpose government satellite dish or television receiver assessments or taxes {but not charges levied by an exploiter of Pay Television Rights or Demand View Rights) will not be deemed to be a charge to the viewer (but excluding exploitation of the Internet Rights) (the "Satellite Free Television")

                                (ii) to exploit the Film by means of
                                transmission by coaxial or fibre optic cable or any other fixed link for reception on television receivers in private living places without a charge to the viewer for the privilege of viewing the Film provided that for this purpose government television receiver assessments or taxes (but not charges levied by an exploiter of Demand View Rights or Pay Television Rights) will not be deemed a charge to the viewer (but excluding exploitation of the Internet Rights) (the "Cable Free Television Rights")

                                (iii) to exploit the Film by means of an over the air broadcast from terrestrial transmitters for reception on television receivers in private living places without a charge to the viewer for the privilege of viewing the Film provided that for this purpose government television receiver assessments or taxes (but not charges levied by an exploiter of the Demand View Rights or the Pay Television Rights) will not be deemed a charge to the viewer (but excluding exploitation of the Internet Rights) (the "Terrestrial Free Television Rights")

"Internet Rights" means:        to disseminate electronically the Film
                                or part thereof or any version of the Film created pursuant to the exercise of the Multimedia Rights or the Optical Rights, in combination with associated text, sound, music, music effects, stills and moving images on any and/or on-line services and networks irrespective of the platform or software whether referred to as "Internet" "Intranet"
                                Extranet" or otherwise, and whether made available through any system of collation and distribution known as a web site or otherwise.

"Licensed Right" means:         those rights in relation to the Film
                                which Distributor is entitled to
exercise in accordance with this Agreement and specified in Part
II of the Schedule.

"Literary Publication Rights"
means: to write or cause to be written, and to print publish and sell in book or other printed forms or so-called "talking book" forms (as such terms are understood in the film industry) or forms related thereto, the screenplay of the Film, the underlying material upon which the Film is based and adaptations based on the foregoing

"Merchandising Rights" means:   (i) to exercise all so-called "merchandising
                                rights" (as such terms are understood in the film industry) including, without limitation, the manufacture and/or sale (or the licensing thereof) of goods, comic strips and printed matter of all kinds and articles or services of any type reproducing, depicting or decorated with the characters, scenes or incidents of the Film, or articles appearing in the Film or logos and designs used in connection with the advertising or publicity of the Film and to protect such manufacture and/or sale by registration in its own name or otherwise as may be available in the Territory and includes the right to grant licences for the manufacture marketing distribution promotion publication and performance of any article or other matter whatsoever based upon or derived from the original concept and novel ideas for characters appearing in the Film.

"Military Rights" means:        to exhibit and perform the Film in
                                any gauge or width and by any means in any military or governmental establishment, base, organisation, installation or construction camp flying the flag of any country in the Territory.

"Multimedia Rights" means:      to adapt the Film and/or the sound
                                track thereof or part thereof into a version utilising more than one media of expression, including additional sound, vision, text computer programs or graphics of any nature, and to exploit such version by any means now known or hereafter invented.

"Music Publishing Rights"
means:                          to publish, print, sell and
                                exploit the musical compositions embodied in the sound track of the Film, including but not limited to the score, whether in the form or ordinary sheet music edition or part of a folio or album or in any other printed form and to authorise other persons to do so.

"Non-Theatrical Rights" means:  to exhibit and perform the
                                Film non-theatrically in any gauge or width and by any means now known (including Videograms) or hereafter invented in venues such as (without limitation) clubs, educational, religious or charitable institutions, prisons, hospitals, hotels, and other establishments not considered as commercial cinemas.

"Optical Rights" means:         with respect to any
                                version of the Film created pursuant to the exercise of the Multimedia Rights, to create distribute or otherwise exploit all electronic mechanical or other devices whether now known or hereafter devised, and/or all software programs therefor whether now known or hereafter devised embodying such version in whole or in part which permit interactivity between the user and the device in the viewing or use of such version including without limitation personal computer systems, arcade games, holographic systems, so called "virtual reality" systems, CD-ROMs, CD-Is and console systems.

"Pay Television Rights" means:  (i) to exploit the Film by
                                means of an uplink broadcast of a coded
                                signal to a satellite and its downlink
                                broadcast to terrestrial satellite reception dishes for viewing on television receivers located in the immediate vicinity of their reception dishes where charges are made to viewers in private living places for use of a decoding device to view a channel that broadcasts the Film along with other programming (but excluding exploitation of the Internet Rights) (the "Satellite Pay Television Rights")

                                (ii) to exploit the Film by means of
                                transmission of an encoded signal on coaxial or fibre optic cable or any other fixed link for reception on television receivers where a charge is made to viewers in private living places for use of a decoding device to view a channel that transmits the Film along with other programming (but excluding exploitation of the Internet Rights) (the "Cable Pay Television Rights")

                                (iii) to exploit the Film by means of encoded over the air broadcast from terrestrial transmitters for reception on television receivers where a charge is made to viewers in private living places for use of a decoding device to view a channel that broadcasts the Film along with other programming (but excluding exploitation of the Internet Rights) (the "Terrestrial Pay Television Rights")

"Radio Rights" means:           to adapt the Film into dramatised form
                                and to broadcast by radio performances of such dramatisations of the Film

Reserved Rights" means:         the rights in relation to the Film
                                reserved exclusively for Licensor and
                                specified in Part III of the Schedule

"Sound track Rights" means:     to make and sell sound recordings
                                on disc, tape or otherwise from the sound track of the Film whereby the same may be separately performed and to perform such sound recordings in public and to broadcast and transmit by television and radio of all kinds and by any media now known or hereafter invented by which such sound recordings may be disseminated.

"Stage Rights" means:           to adapt the Film into a dramatic
                                work (including musical versions thereof) and to perform such dramatic works in public.

"Television Rights" means:      to exploit the Pay Television
                                Rights and the Free Television Rights (but for the avoidance of doubt not exploiting the Demand View Rights or the Internet Rights)

"Theatrical Rights" means:      to exhibit and perform the
                                Film theatrically, in any gauge or width and by any means now known or hereafter invented in such venues as including (without limitation) commercial cinemas or theatres or any places licensed for the exhibition of films to members of the public.

"Videogram Rights" means:       to manufacture, distribute and
                                exploit Videograms of the Film of any kind now known or hereafter invented (i) for sale or rental thereof to members of the public for private home viewing (to be referred to respectively as "Videogram Sell- Through
                                Rights" and "Videogram Rental Rights" or (ii) for exhibition in a theatre or like establishment which charges an admission to view the Videogram but which is not licensed as a traditional motion picture theatre
                                ("Public Video Rights")